Exhibit 10.62

PRIMER CONVENIO MODIFICATORIO A CONTRATO DE NOVACIÓN Y REEXPRESIÓN DE CONTRATO DE ARRENDAMIENTO

(EL “PRIMER CONVENIO”)

CELEBRADO POR Y ENTRE

JESÚS SALVADOR GIL BENAVIDES

ALEJANDRO GIL BENAVIDES

SALVADOR GIL BENAVIDES

(CONJUNTAMENTE LOS

“SEÑORES GIL”),

FCA FASEMEX, S. DE R.L. DE C.V. (“FCA”)

Y

FABRICACIONES Y SERVICIOS DE MEXICO,

 S.A. DE C.V.

(“FASEMEX”)

5 de noviembre de 2021

FIRST AMENDMENT AGREEMENT TO NOVATION AGREEMENT AND RESTATEMENT OF LEASE AGREEMENT

(THE “FIRST AMENDMENT”)

ENTERED INTO BY AND BETWEEN

JESÚS SALVADOR GIL BENAVIDES

ALEJANDRO GIL BENAVIDES

SALVADOR GIL BENAVIDES

(JOINTLY THE

“GILS”),

FCA FASEMEX, S. DE R.L. DE C.V. (“FCA”)

AND

FABRICACIONES Y SERVICIOS DE MEXICO,

 S.A. DE C.V.

(“FASEMEX”)

November 5, 2021

PRIMER CONVENIO MODIFICATORIO A CONTRATO DE NOVACIÓN Y REEXPRESIÓN DE CONTRATO DE ARRENDAMIENTO (EL “PRIMER CONVENIO”) QUE CELEBRAN POR UNA PARTE LOS SEÑORES JESÚS SALVADOR GIL BENAVIDES, ALEJANDRO GIL BENAVIDES Y SALVADOR GIL BENAVIDES (CONJUNTAMENTE LOS “SEÑORES GIL”), POR SUS PROPIOS DERECHOS, POR OTRA PARTE FCA FASEMEX, S. DE R.L. DE C.V. (“FCA”), REPRESENTADA EN ESTE ACTO POR JAMES R. MEYER, Y POR UNA ULTIMA PARTE FABRICACIONES Y SERVICIOS DE MÉXICO, S.A. DE C.V. (“FASEMEX”), REPRESENTADA EN ESTE ACTO POR EL SEÑOR ALEJANDRO GIL BENAVIDES, DE CONFORMIDAD CON LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLÁUSULAS:

A N T E C E D E N T E S

I. En fecha 1 de enero de 2019, Fasemex y los Señores Gil celebraron un contrato de arrendamiento (el “Contrato de Arrendamiento de los Señores Gil”), mediante el cual, entre otros asuntos, los Señores Gil (a) dieron en arrendamiento a Fasemex el Inmueble (como dicho término se define en el Contrato de Arrendamiento de los Señores Gil) del que forma parte el Segundo Terreno (como dicho término define en el Contrato de Novación), y (b) autorizaron a Fasemex a subarrendar el Inmueble (como dicho término se define en el Contrato de Arrendamiento de los Señores Gil) a un tercero.

II.  En fecha 13 de septiembre de 2019, Fasemex y FCA celebraron un contrato de arrendamiento (el “Primer Contrato de Arrendamiento”), por medio del cual Fasemex dio en Arrendamiento a FCA la Propiedad Arrendada (como dicho término se define en el Primer Contrato de Arrendamiento).

III. En fecha 27 de abril de 2020, Fasemex y FCA celebraron el primer convenio modificatorio al Primer Contrato de

FIRST AMENDMENT AGREEMENT TO NOVATION AND RESTATED LEASE AGREEMENT (THE “FIRST AMENDMENT”) ENTERED INTO BY AND BETWEEN MESSRS. JESÚS SALVADOR GIL BENAVIDES, ALEJANDRO GIL BENAVIDES AND SALVADOR GIL BENAVIDES (JOINTLY THE “GILS”), ON THEIR OWN BEHALF, FCA FASEMEX, S. DE R.L. DE C.V. ("FCA"), REPRESENTED HEREIN BY MR. JAMES R. MEYER, IN HIS CAPACITY AS LEGAL REPRESENTATIVE OF SUCH ENTITY, AND FABRICACIONES Y SERVICIOS DE MEXICO, S.A. DE C.V. ("FASEMEX"), REPRESENTED HEREIN BY MR. ALEJANDRO GIL BENAVIDES, PURSUANT TO THE FOLLOWING RECITALS, REPRESENTATIONS AND CLAUSES:

R E C I T A L S

I.  On January 1, 2019, Fasemex and the Gils entered into a lease agreement (the “Gils Lease Agreement"), whereby, among other matters, the Gils (a) leased to Fasemex the Property (as such term is defined in the Gils Lease Agreement) of which the Second Plot (as such terms is defined in the Novation Agreement) is a part, and (b) authorized Fasemex to sublease the Property (as such term is defined in the Gils Lease Agreement) to a third party.

II. On September 13, 2019, Fasemex and FCA entered into a lease agreement (the “First Lease Agreement”), whereby Fasemex leased the Leased Property (as such term is defined in the First Lease Agreement) to FCA.

III. On April 27, 2020, Fasemex and FCA entered into a first amendment agreement to the First Lease Agreement (the “Amendment Agreement”) to clarify their original intent

Arrendamiento (el “Convenio Modificatorio”), con el objeto de aclarar su intención original en relación a la definición de Propiedad Arrendada (como dicho término se define en el Primer Contrato de Arrendamiento) definiéndola como (a) el Primer Terreno (como dicho término se define en el Convenio Modificatorio), (b) el Segundo Terreno (como dicho término se define en el Convenio Modificatorio), y (c) el Edificio (como dicho término se define en el Convenio Modificatorio).

IV. Con fecha 16 de octubre de 2020, Fasemex y FCA celebraron el contrato de novación y reexpresión de contrato de arrendamiento (el “Contrato de Novación”), por medio del cual, entre otros asuntos, Fasemex y FCA acordaron (a) novar el Primer Contrato de Arrendamiento y el Convenio Modificatorio alterando substancialmente sus acuerdos, por lo que las obligaciones pactadas en dicho instrumento sustituyeron las pactadas anteriormente en el Primer Contrato de Arrendamiento y en el Convenio Modificatorio, (b) extinguir las obligaciones principales y accesorias del Primer Contrato de Arrendamiento y el Convenio Modificatorio, (c) reexpresar el Primer Contrato de Arrendamiento y el Convenio Modificatorio, conforme a lo pactado a partir de la cláusula 2.3 y subsecuentes del Contrato de Novación, (d) que FCA depositaría a Fasemex (i) el Depósito de Garantía A y (ii) el Depósito de Garantía B, (e) que Fasemex se reservaba la facultad de enajenar, cargar y/o gravar la Propiedad Arrendada como dicho término se define en el Contrato de Novación) a los Señores Gil bastando con que realizara una notificación a FCA para ejecutar la operación de que se tratara, y (f) que Fasemex se encontraba en negociaciones con los Señores Gil para enajenar el Primer Terreno (como dicho término se define en el Contrato de Novación) y el Edificio (como dicho término se define en el Contrato de Novación) por lo que en caso de que se llevara a cabo dicha transmisión (i) el Contrato de Arrendamiento de los Señores Gil quedaría automáticamente terminado, y (ii) Fasemex y los Señores Gil darían aviso a FCA para que se aplicaran las reglas pactadas en el Contrato de Novación para el reconocimiento de los nuevos arrendadores.

regarding the definition of the Leased Property (as such term is defined in the First Lease Agreement) as (a) the First Plot (as such term is defined in the Amendment Agreement), (b) the Second Plot (as such term is defined in the Amendment Agreement), and (c) the Building (as such term is defined in the Amendment Agreement).

IV. On October 16, 2020, Fasemex and FCA entered into a novation and restatement of lease agreement (the "Novation Agreement"), whereby, among other matters, Fasemex and FCA agreed to (a) novate the First Lease Agreement and the Amendment Agreement by substantially altering their agreements, (b) extinguish both the principal and ancillary obligations of the First Lease Agreement and the Amendment Agreement, (c) restate the First Lease Agreement and the Amendment Agreement, as agreed to in clause 2.2 thereof and the subsequent clauses of the Novation Agreement, (d) FCA would deposit with Fasemex (i) Security Deposit A and (ii) Security Deposit B, (e) Fasemex reserved certain rights to transfer, lien and/or encumber the Leased Property (as such term is defined in the Novation Agreement) to or for the Gils by giving notice to FCA in order to execute the transaction in question upon the terms and conditions sets forth therein, and (f) Fasemex was in negotiations with the Gils to transfer the First Plot (as such term is defined in the Novation Agreement) and the Building (as such term is defined in the Novation Agreement) so that in the event of such transfer (i) the Gils Lease Agreement would automatically terminate, and (ii) Fasemex and the Gils would give notice to FCA so that the rules agreed to in the Novation Agreement for the recognition of the new lessors applied.

V. En fecha 1 de noviembre del 2020, Fasemex y los Señores Gil celebraron un contrato de promesa de arrendamiento financiero (el “Contrato de Promesa de Arrendamiento”), mediante el cual, entre otros asuntos, (a) los Señores Gil solicitaron a Fasemex y Fasemex accedió a realizar la terminación de la construcción directa o indirecta del Edificio (como dicho termino se define en el Contrato de Novación) sobre el Primer Terreno (como dicho término se define en el Contrato de Novación) y el Segundo Terreno (como dicho término se define en el Contrato de Novación), (b) los Señores Gil y Fasemex prometieron, sujeto al cumplimiento de cierta condición suspensiva, celebrar un contrato de arrendamiento financiero para que Fasemex les diera a los Señores Gil en arrendamiento financiero, en una proporción de 51% (cincuenta y uno por ciento) para Alejandro Gil Benavides, 33% (treinta y tres por ciento) para Jesús Salvador Gil Benavides y 16% (dieciséis por ciento) para Salvador Gil Benavides (los “Porcentajes del Arrendamiento Financiero”), el Edificio (como dicho término se define en el Contrato de Novación) y el Primer Terreno (como dicho término se define en el Contrato de Novación) (el “Contrato de Arrendamiento Financiero”), y (c) los Señores Gil y Fasemex reconocieron el Primer Contrato de Arrendamiento, su Convenio Modificatorio y el Contrato de Novación y acordaron que (i) Fasemex haría del conocimiento de FCA que los Señores Gil podrían sustituirlo posteriormente como sus arrendadores, (ii) Fasemex solicitaría el consentimiento de FCA para la celebración del Contrato de Arrendamiento Financiero, (iii) el Contrato de Arrendamiento Financiero preverá expresamente el derecho de subarrendamiento de los Señores Gil en favor de FCA del Primer Terreno y el Edificio, y (iv) Fasemex solicitaría a FCA la celebración de un convenio modificatorio al Contrato de Novación o el instrumento jurídico que fuera necesario firmar para ratificar que los Señores Gil se convertirían en sus subarrendadores.

VI. En esta misma fecha, Fasemex y los Señores Gil están celebrando el Contrato de Arrendamiento Financiero.

V. On November 1, 2020, Fasemex and the Gils entered into a promissory financial lease agreement (the “Promissory Lease Agreement”), whereby, among other matters, (a) the Gils requested Fasemex and Fasemex agreed to complete, either directly or indirectly, the construction of the Building (as such term is defined in the Novation Agreement) on the First Plot (as such term is defined in the Novation Agreement) and the Second Plot (as such term is defined in the Novation Agreement), (b) the Gils and Fasemex promised, subject to the fulfillment of a certain condition precedent, to enter into a financial lease agreement for Fasemex to grant to the Gils the financial lease, in a proportion of 51% (fifty one percent) in the case of Alejandro Gil Benavides, 33% (thirty three percent) in the case of Jesús Salvador Gil Benavides and 16% (sixteen percent) in the case of Salvador Gil Benavides (the “Percentages of the Financial Lease”), the Building (as such term is defined in the Novation Agreement) and the First Plot (as such term is defined in the Novation Agreement) (the “Financial Lease Agreement”), and (c) the Gils and Fasemex acknowledged the First Lease Agreement, its Amendment Agreement and the Novation Agreement and agreed that (i) Fasemex would advise FCA that the Gils could subsequently replace it as its lessors, (ii) Fasemex would request FCA's consent to the entry into the Financial Lease Agreement, and (iii) the Financial Lease Agreement will expressly contemplate the right upon the Gils to sublease to FCA the First Plot and the Building, and (iv) Fasemex would request FCA to enter into an amendment agreement to the Novation Agreement or such other legal instrument as may be necessary to ratify that the Gils would become their sublessors.

VII.  En esta misma fecha Fasemex y los Señores Alejandro Gil Benavides y Salvador Gil Benavides, con la comparecencia de FCA, están celebrando un convenio de cesión de deuda mediante el cual, entre otros asuntos, (a) Fasemex, los Señores Alejandro Gil Benavides y Salvador Gil Benavides y FCA reconocen que Fasemex ha reembolsado a FCA a la fecha (i) la cantidad de USD $59,150.00 (cincuenta y nueve mil ciento cincuenta dólares 00/100 Moneda de Curso Legal de los Estados Unidos de América) correspondiente al Depósito de Garantía A (el “Reembolso del Depósito de Garantía A”), adeudando a FCA la cantidad de USD $447,850.00 (cuatrocientos cuarenta y siete mil ochocientos cincuenta dólares 00/100 Moneda de Curso Legal de los Estados Unidos de América) (el “Saldo del Depósito de Garantía A”), y (ii) la cantidad de USD $133,737.00 (ciento treinta y tres mil setecientos treinta y siete dólares 00/100 Moneda de Curso Legal de los Estados Unidos de América) correspondiente al Depósito de Garantía B (el “Reembolso del Depósito de Garantía B”), adeudando a FCA la cantidad de USD $1’609,263.00 (un millón seiscientos nueve mil doscientos sesenta y tres dólares 00/100 Moneda de Curso Legal de los Estados Unidos de América) (el “Saldo del Depósito de Garantía B”), (b) Fasemex cedió a los Señores Alejandro Gil Benavides y Salvador Gil Benavides y estos asumieron en una proporción de 50% (cincuenta por ciento) en el caso de Alejandro Gil Benavides y 50% (cincuenta por ciento) en el caso de Salvador Gil Benavides (los “Porcentajes de las Deudas”) (i’) la deuda del Saldo Depósito de Garantía A, y (ii’) la deuda del Saldo del Depósito de Garantía B (las “Deudas de los Depósitos”), (c) FCA, como acreedor de las Deudas de los Depósitos, consintió expresamente la sustitución de Fasemex en su calidad de deudor de las Deudas de los Depósitos, siendo ahora los nuevos deudores los Señores Alejandro Gil Benavides y Salvador Gil Benavides, y (d) Fasemex se constituyó como obligado solidario y subsidiario para el cumplimiento de la obligación de pago de las Deudas de los Depósitos (el “Convenio de Cesión de Deuda”).

VI. On the date hereof, Fasemex and the Gils are entering into the Financial Lease Agreement.

VII. On the date hereof, Fasemex and Messrs. Alejandro Gil Benavides and Salvador Gil Benavides, with the appearance of FCA, are entering into a debt transfer agreement whereby, among other matters, (a) Fasemex, Messrs. Alejandro Gil Benavides and Salvador Gil Benavides and FCA acknowledge that Fasemex has reimbursed FCA (i) the amount of USD$59,150.00 (fifty nine thousand one hundred fifty dollars 00/100 of the United States of America) corresponding to the Security Deposit A (the “Reimbursement of Security Deposit A”), owing FCA the amount of USD$447,850.00 (four hundred forty seven thousand eight hundred and fifty dollars 00/100 of the United States of America) (the “Balance of Security Deposit A”), and (ii) the amount of USD$133,737.00 (one hundred thirty three thousand seven hundred thirty seven dollars 00/100 of the United States of America) corresponding to Security Deposit B (the “Reimbursement of Security Deposit B”), owing FCA the amount of USD$1'609,263.00 (one million six hundred nine thousand two hundred sixty three dollars 00/100 of the United States of America) (the “Balance of Security Deposit B”), (b) Fasemex assigned to Messrs. Alejandro Gil Benavides and Salvador Gil Benavides and they assumed in a proportion of 50% (fifty percent) in the case of Alejandro Gil Benavides and 50% (fifty percent) in the case of Salvador Gil Benavides (the “Percentages of the Debts”) (i') the Debt of Security Deposit A, and (ii') the Debt of Security Deposit B (the “Debts of the Deposits”), (c) FCA, as creditor of the Debts of the Deposits, expressly agreed to the substitution of Fasemex as debtor of the Debt of the Deposits, becoming Messrs. Alejandro Gil Benavides and Salvador Gil Benavides the new debtors, and (d) Fasemex remained and remains jointly and severally liable of the obligation to pay the Debts of the Deposits (the “Debt Transfer Agreement”).

VIII. En esta misma fecha Fasemex y los Señores Gil están celebrando el convenio de terminación del Contrato de Arrendamiento de los Señores Gil, mediante el cual, entre otros asuntos dieron por terminado dicho contrato para los efectos legales a que hubiera lugar.

IX.  Las partes acordaron actualizar el Anexo “A”, el Anexo “B” y el “Anexo “C” del Contrato de Novación, con las versiones que se adjuntan al presente Primer Convenio para su incorporación al mismo.

D E C L A R A C I O N E S

I. Cada uno de los Señores Gil, por sus propios derechos, declaran y garantizan, que:

A. Son personas físicas, de nacionalidad mexicana, mayores de edad, casados, en pleno ejercicio de sus derechos y que tienen capacidad jurídica suficiente y bastante para obligarse en los términos del presente Primer Convenio.

B. Son propietarios del Segundo Terreno (como dicho término se define en el Contrato de Novación).

C. Por virtud del Contrato de Arrendamiento Financiero son arrendatarios con posibilidad de subarrendar el Primer Terreno (como dicho término se define en el Contrato de Novación) y el Edificio (como dicho término se define en el Contrato de Novación).

D. Mediante el Contrato de Promesa de Arrendamiento reconocieron el Primer Contrato de Arrendamiento, su Convenio Modificatorio y el Contrato de Novación y acordaron con Fasemex que éste (i) haría del conocimiento de FCA que los Señores Gil podrían sustituirlo posteriormente como sus arrendadores con relación al Contrato de Novación, (ii) solicitaría el consentimiento de FCA para la celebración del Contrato de Arrendamiento Financiero, (iii) el Contrato de Arrendamiento Financiero prevería expresamente el derecho de subarrendamiento de los Señores Gil en favor de FCA del Primer Terreno y el Edificio, y (iv) solicitaría a FCA la celebración del presente

VIII. On the date hereof, Fasemex and the Gils are entering into the termination of the Gils Lease Agreement, whereby, among other matters, they terminated such agreement for all legal purposes.

IX.  The parties agreed to update Exhibit “A”, Exhibit “B” and Exhibit “C” of the Novation Agreement, pursuant to the blueprints attached hereto and incorporated by means of this reference.

R E P R E S E N T A T I O N S

I.  Each of the Gils hereby represent and warrant, by on their own behalf, that:

A.
They are individuals, of Mexican nationality, of legal age, married, with full authority to exercise their own rights and with sufficient and enough legal capacity to be bound by the terms of this First Amendment.
B.
They own the Second Plot (as such term is defined in the Novation Agreement).
C.
By virtue of the Financial Lease Agreement, they are lessees with the right to sublease the First Plot (as such term is defined in the Novation Agreement) and the Building (as such term is defined in the Novation Agreement).
D.
Through the Promissory Lease Agreement, they acknowledged the existence of the First Lease Agreement, its Amendment Agreement and the Novation Agreement and agreed with Fasemex that Fasemex would (i) give notice to FCA that the Gils could subsequently replace Fasemex as its lessor under the Novation Agreement, (ii) request FCA’s consent to the execution of the Financial Lease Agreement, (iii) the Financial Lease Agreement would expressly contemplate the right upon the Gils to sublease to FCA the First Plot and the Building, and (iv) request FCA to execute this instrument to ratify that the Gils would become their sublessors.

instrumento para ratificar que los Señores Gil se convertirían en sus subarrendadores.

E. La Propiedad Arrendada (como dicho término se define en el Contrato de Novación) se encuentra libre de gravámenes, cargas, afectaciones o limitaciones de dominio de cualquier tipo y al corriente en el pago de todas las contribuciones gubernamentales que le son aplicables.

F.  Están registrados ante la Secretaria de Hacienda y Crédito Público, con el Registro Federal de Contribuyentes número GIBA6704248B7, GIBJ640213SP1 y GIBS720425663, respectivamente.

G. La Propiedad Arrendada (como dicho término se define en el Contrato de Novación) tiene un uso de suelo autorizado para fines industriales adecuado para el uso que FCA actualmente da y pretende dar en el futuro, de conformidad con las normas aplicables en Colonia California, Castaños, Coahuila de Zaragoza.

H.   Reconocen y han revisado el texto contenido en la cláusula 5.4 del Contrato de Novación que a la letra dice:

“5.4. Maquinaria y Equipo Introducida a la Propiedad Arrendada. El Arrendatario reconoce y conviene que toda maquinaria, equipo, mobiliario, vehículo y demás bienes que introduzca o instale en la Propiedad Arrendada, los introduce a su propio riesgo y en todo momento serán responsabilidad única y exclusiva del Arrendatario. Por consiguiente, el Arrendador no asume responsabilidad alguna por cualquier daño, robo o extravío que pudiera sufrir cualquiera de dichos bienes. El Arrendador reconoce que el Arrendatario es el propietario, o tiene la titularidad legal (de conformidad con los arrendamientos financieros y otro financiamiento en el curso normal de operaciones, u otro), sobre dicha maquinaria y equipo y, por lo tanto, el Arrendador no tiene ningún derecho sobre la maquinaria y el equipo, o cualquier otro bien introducido por el Arrendatario en la Propiedad Arrendada, incluso si dicha

E.  The Leased Property (as such term is defined in the Novation Agreement) is free of liens, encumbrances or any type of ownership limitations and has paid all applicable governmental taxes and levies.

F.  They are registered before the Ministry of Finance and Public Credit, with the Federal Taxpayers Registry number GIBA6704248B7, GIBJ640213SP1 and GIBS720425663, respectively.

G.  The Leased Property (as such term is defined in the Novation Agreement) has a zoning land use authorized for industrial purpose adequate for FCA actual and intended use, in accordance with the applicable regulations in Colonia California, Castaños, Coahuila de Zaragoza.

H.  They acknowledge the content and have reviewed clause 5.4 of the Novation Agreement that establishes the following:

“5.4 Machinery and Equipment. Lessee acknowledges and agrees that all machinery, equipment, furniture, vehicles, manufactured goods and any other goods introduced to or installed by Lessee at the Leased Property, are introduced at its own risk and at all times they shall be the exclusive responsibility of Lessee. Therefore, Lessor shall not assume any liability whatsoever for any damage, theft or loss of any of such goods. Lessor acknowledges that Lessee is the owner, or has legal title (pursuant to capital leases and other financing in the maquinaria y equipo está adherido al piso. El Arrendador proporcionará inmediatamente, previa solicitud, las certificaciones necesarias y comunes que manifiesten que no existen gravámenes u otras cargas sobre dichos bienes, según lo solicite cualquier fuente de financiamiento del Arrendatario.”

I. La veracidad y exactitud de las declaraciones de FCA y de Fasemex contenidas en el capítulo de Declaraciones de este instrumento es uno de los motivos determinantes para la celebración del presente Primer Convenio y por medio del presente se ratifican.

II. FCA, por medio de su representante legal, declara y garantiza que:

A.   Es una sociedad anónima de capital variable, legalmente constituida en México, según consta en la escritura pública número 31,100, de fecha 13 de septiembre de 2019, otorgada ante la fe del licenciado Emilio Cárdenas Estrada, notario público número 3, con ejercicio en la ciudad de Monterrey, Nuevo León, e inscrita en el Registro Público de Comercio de la Ciudad de México, bajo el folio número N-2019075492, con fecha 20 de septiembre de 2019.

B. Su representante legal goza de las facultades necesarias para la celebración de este Primer Convenio, sin que las mismas le hayan sido limitadas o modificadas de forma alguna.

C. (a) Fasemex hizo de su conocimiento que los Señores Gil podrían sustituirlo posteriormente como sus arrendadores con relación al Contrato de Novación con respecto del Primer Terreno y el Edificio, (b) Fasemex solicitó y obtuvo su consentimiento para la celebración del Contrato de Arrendamiento Financiero, y (c) Fasemex le solicitó la celebración del presente instrumento para ratificar que los Señores Gil se convertirían en sus subarrendadores.

D.  Los recursos con los que hará frente a sus obligaciones derivadas del presente Primer ordinary course of business, or other), on such machinery and equipment and thus, Lessor does not have any right on the machinery and equipment, or any other goods introduced by Lessee in the Leased Property, even if such machinery and equipment is attached to the floor. Lessor shall provide promptly upon request customary acknowledgements of having no liens or other encumbrances on such assets, as may be requested by any financing source of Lessee.”

I.  The truthfulness and accuracy of the representations made by FCA and Fasemex in the Representations section of this First Amendment is one of the fundamental motives for the Gils to enter into this First Amendment and are hereby reaffirmed.

II. FCA, hereby represents and warrants, through its legal representative, that:

A.
It is a corporation duly incorporated in Mexico, as shown in public deed number 31,100, dated September 13, 2019, granted before Mr. Emilio Cárdenas Estrada, notary public number 3, with authority in the city of Monterrey, Nuevo León, and recorded before the Public Registry of Commerce of México City, under folio number N-2019075492, on September 20, 2019.
B.
Its legal representative has the necessary authority to enter into and execute this First Amendment, and that such authority has not been limited or amended in any manner whatsoever.
C.
(a) Fasemex informed it that the Gils could subsequently replace Fasemex as its lessor

Convenio provienen de fuentes lícitas conforme a lo establecido en la Ley Nacional de Extinción de Dominio y en los artículos 17 y 18 de la Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita.

E.  Está registrada ante la Secretaría de Hacienda y Crédito Público, con el Registro Federal de Contribuyentes número FCA190913BC9.

F.  Por virtud del Contrato de Novación tiene la posesión de la Propiedad Arrendada (como dicho término se define en el Contrato de Novación) y por lo tanto conoce sus condiciones actuales y la ha inspeccionado debidamente.

G.  Está de acuerdo en que los Señores Gil ahora sean sus arrendadores con relación al Segundo Terreno (como dicho término se define en el Contrato de Novación) y subarrendadores con relación al Primer Terreno (como dicho término se define en el Contrato de Novación) y el Edificio (como dicho término se define en el Contrato de Novación) de conformidad con los términos y condiciones del presente instrumento.

H.  La veracidad y exactitud de las declaraciones de los Señores Gil y de Fasemex contenidas en el capítulo de Declaraciones de este instrumento es uno de sus motivos determinantes para la celebración del presente Primer Convenio, y por medio del presente se ratifican.

III. Fasemex, por medio de su representante legal, declara y garantiza que:

A.  Es una sociedad debidamente constituida y existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública número 93 de fecha 15 de marzo de 1996, otorgada ante la fe del licenciado Rafael Treviño Garza, notario público número 2, con ejercicio en la ciudad de Monclova, Coahuila e inscrita en el Registro Público de la Propiedad de Monclova, Coahuila, bajo el número de partida 3245, folio número 670, libro 51-3º, con fecha 22 de abril de 1996.

under the Novation Agreement with respect to the First Plot and the Building, (b) Fasemex requested and obtained its consent to enter into the Financial Lease Agreement, and (c) Fasemex requested FCA to enter into this First Amendment to ratify that the Gils would become its sublessors.
D.
The resources with which it shall meet its obligations under this First Amendment come from lawful sources in accordance with the provisions of the National Law of Extinction of Ownership and Articles 17 and 18 of the Federal Law for the Prevention and Identification of Operations with Resources of Illicit Origin.
E.
It is registered before the Ministry of Finance and Public Credit, with the Federal Taxpayer Registry number FCA190913BC9.
F.
By virtue of the Novation Agreement, it has possession of the Leased Property (as defined in the Novation Agreement) and therefore it knows its current conditions and it has duly inspected it.
G.
It accepts that the Gils shall now become its lessors with respect to the Second Plot (as such term is defined in the Novation Agreement) and sublessors with respect to the First Plot (as such term is defined in the Novation Agreement) and the Building (as such term is defined in the Novation Agreement) in accordance with the terms and conditions hereof.
H.
The truthfulness and accuracy of the representations of the Gils and Fasemex contained in the Representations chapter of this First Amendment is one of the fundamental motives for FCA to enter into this First Amendment and are hereby reaffirmed.

B. Su representante legal goza de las facultades necesarias para la celebración de este Primer Convenio, sin que las mismas le hayan sido limitadas o modificadas de forma alguna, según consta en el poder general para actos de administración, otorgado mediante la escritura pública número 107, de fecha 28 de septiembre de 2004, otorgada ante la fe del licenciado Alejandro Coronado Rodríguez, notario público número 1, en ejercicio en la ciudad de Monclova, Coahuila.

C. Es propietario del Primer Terreno (como dicho término se define en el Contrato de Novación) y del Edificio (como dicho termino se define en el Contrato de Novación) mismos que dio en arrendamiento a FCA.

D. (a) Hizo del conocimiento de FCA que los Señores Gil podrían sustituirlo posteriormente como sus arrendadores con relación al Contrato de Novación, (b) solicitó y obtuvo el consentimiento de FCA para la celebración del Contrato de Arrendamiento Financiero, y (c) solicitó a FCA la celebración del presente instrumento para ratificar que los Señores Gil se convertirían en sus subarrendadores.

E. Comparece a la celebración de este Primer Convenio para dar cumplimiento a lo estipulado en la cláusula 23.2 del Contrato de Novación en cuanto a que dicho contrato únicamente podrá ser modificado mediante instrumento por escrito debidamente firmado por Fasemex y FCA y para constituirse como obligado solidario y subsidiario para el cumplimiento de las obligaciones a cargo de los Señores Gil conforme al presente instrumento, incluyendo las cláusulas 8.1 y 9.4.

F.  Está registrada ante la Secretaria de Hacienda y Crédito Público, con el Registro Federal de Contribuyentes número FSM960315HU0.

G.  La veracidad y exactitud de las declaraciones de los Señores Gil y de FCA contenidas en el capítulo de Declaraciones de este instrumento es uno de los motivos determinantes para la celebración del presente

III.  Fasemex, hereby represents and warrants, through its legal representative, that:

A. It is a corporation duly incorporated and existing in accordance with the laws of the United Mexican States, as evidenced by public deed number 93 dated March 15, 1996, executed before the faith of Rafael Treviño Garza, notary public number 2, with authority in the city of Monclova, Coahuila and registered in the Public Registry of Property of Monclova, Coahuila, under item number 3245, folio number 670, book 51-3º, dated April 22, 1996.

B. Its legal representative has the necessary authority to enter into and execute this First Amendment, and that such authority has not been limited or modified in any manner whatsoever, as shown in the general power of attorney for acts of administration, granted by means of public deed number 107, dated September 28, 2004, granted before Mr. Alejandro Coronado Rodríguez, notary public number 1, with authority in the city of Monclova, Coahuila.

C. It is the owner of the First Plot (as such term is defined in the Novation Agreement), and the Building (as such term is defined in the Novation Agreement), which it leased to FCA.

D.  (a) It informed FCA that the Gils could subsequently replace it as its lessor under the Novation Agreement, (b) it requested and obtained FCA’s consent to enter into the Financial Lease Agreement, and (c) it requested FCA to enter into this First Amendment to ratify that the Gils would become its sublessors.

E. It signs this First Amendment to comply with the provisions of clause 23.2 of the Novation Agreement, regarding the fact that such agreement may only be amended by means of a written instrument duly signed by Fasemex and FCA, and to remain jointly and severally

Primer Convenio, y por medio del presente se ratifican.

IV.  Las partes, por sus propios derechos y a través de su representante legal, respectivamente, declaran y garantizan que:

A.  Es condición esencial y uno de los motivos determinantes de la voluntad de las partes al celebrar el presente Primer Convenio que la Renta (como dicho término se define en el Contrato de Novación) se denomine en Dólares (como dicho término se define en el Contrato de Novación).

B.  Reconocen que, no obstante, el hecho de que la Renta (como dicho término se define en el Contrato de Novación) se denomina y expresa en Dólares (como dicho término se define en el Contrato de Novación), conforme al artículo 8 de la Ley Monetaria de los Estados Unidos Mexicanos, FCA podrá liberarse de su obligación de pago de la Renta (como dicho término se define en el Contrato de Novación) entregando a los Señores Gil (o a quién sus derechos represente) el equivalente en Pesos (como dicho término se define en el Contrato de Novación) al Tipo de Cambio (como dicho término se define en el Contrato de Novación).

C.  Reconocen que es condición esencial y uno de los motivos determinantes de la voluntad de las partes al celebrar el presente Primer Convenio, la capacidad de FCA para dar cumplimiento a sus obligaciones conforme a este Primer Convenio y que el Garante (como dicho término se define en el Contrato de Novación) modifica y otorga la Garantía (como dicho término se define en el Contrato de Novación) en favor de los Señores Gil.

Expuesto lo anterior, las partes se sujetan a las siguientes:

C L A U S U L A S

Cláusula 1. Modificación de la Cláusula 1 del Contrato de Novación.

liable of the obligations of the Gils in accordance with this First Amendment, including clauses 8.1 and 9.4.

F. It is registered before the Ministry of Finance and Public Credit, with the Federal Taxpayer Registry number FSM960315HU0.

G.  The truthfulness and accuracy of the representations of the Gils and FCA contained in the Representations chapter of this First Amendment is one of the fundamental motives for Fasemex to enter into this First Amendment and are hereby reaffirmed.

IV. The parties, hereby represent and warrant, on their own behalf and through their legal representatives, that:

A.
It is a condition precedent and one of the fundamental motives for the parties to enter into and execute this First Amendment, for the Rent (as such term is defined in the Novation Agreement), to be payable in Dollars (as such term is defined in the Novation Agreement).
B.
They acknowledge that, notwithstanding the fact that the Rent (as such term is defined in the Novation Agreement) is denominated and expressed in Dollars (as such term is defined in the Novation Agreement), pursuant to article 8 of the Monetary Law of the United Mexican States, FCA may be released from its obligation to pay the Rent (as such term is defined in the Novation Agreement) by delivering to the Gils (or to whom may represent their rights) the equivalent in Pesos (as such term is defined in the Novation Agreement) at the Exchange Rate (as such term is defined in the Novation Agreement).
C.
They acknowledge that it is a condition precedent and one of the fundamental motives for the parties to enter into and execute this First Amendment, the capacity of FCA to fulfill its obligations hereunder and that Guarantor (as such term is defined in the Novation Agreement) signs and delivers the Guaranty (as such term is defined in the Novation

Las partes acuerdan modificar la cláusula 1 del Contrato de Novación para modificar e incluir las siguientes definiciones en orden alfabético, resaltando el texto agregado y/o modificado en negrillas:

““Arrendador o Arrendadora”, significan los Señores Gil en su calidad de subarrendadores por lo que respecta al Primer Terreno y al Edificio y arrendadores por lo que respecta al Segundo Terreno.

“Arrendatario o Arrendataria”, significa FCA en su calidad de de subarrendatario por lo que respecta al Primer Terreno y al Edificio y arrendatario por lo que respecta al Segundo Terreno.

“Contrato de Arrendamiento de los Señores Gil”, tiene el significado que se le atribuye a dicho término en el antecedente I del Primer Convenio.

“Contrato de Arrendamiento Financiero”, tiene el significado que se le atribuye a dicho término en el antecedente IV del Primer Convenio.

“Contrato de Novación”, tiene el significado que se le atribuye a dicho término en el antecedente V del Primer Convenio.

“Contrato de Promesa”, tiene el significado que se le atribuye a dicho término en el antecedente IV del Primer Convenio.

“Convenio de Cesión de Deuda”, tiene el significado que se le atribuye a dicho término en el antecedente VII del Primer Convenio.

“Convenio Modificatorio”, tiene el significado que se le atribuye a dicho término en el antecedente III del Primer Convenio.

“Depósito de Garantía A”, significa la cantidad de USD $507,000.00 (quinientos siete mil dólares 00/100 Moneda de Curso Legal de los Estados Unidos de América).

Agreement) in favor of the Gils.

Now Therefore, in consideration of the foregoing, the parties agree as follows:

C L A U S E S

Clause 1. Amendment of Clause 1 of the Novation Agreement.

The parties agree to amend Clause 1 of the Novation Agreement in order to modify and include the following definitions in alphabetical order, highlighting in bold letters the added and/or modified text:

"Lessor", means the Gils as sublessors with respect to the First Plot and the Building and lessors with respect to the Second Plot.

"Lessee", means FCA as sublessee with respect to the First Plot and the Building and lessee with respect to the Second Plot.

“Gils Lease Agreement”, has the meaning ascribed to such term in recital I of the First Amendment.

"Financial Lease Agreement", has the meaning ascribed to such term in recital IV of the First Amendment.

"Novation Agreement", has the meaning ascribed to such term in recital V of the First Amendment.

“Deudas de los Depósitos”, tiene el significado que se le atribuye a dicho término en el antecedente VII del Primer Convenio.

“Fasemex”, significa Fabricaciones y Servicios de México, S.A de C.V.

“FCA”, significa FCA-Fasemex, S. de R.L. de C.V.

“Fecha de Inicio del Primer Convenio”, 5 de noviembre de 2021.

“Lugar de Pago”, tiene el significado que se le atribuye a dicho término en la cláusula 4.2 del Contrato de Novación, según se modifica conforme a este Primer Convenio.

“Opción de Compra del Arrendamiento Financiero”, tiene el significado que se le atribuye a dicho término en la cláusula 15 de este Primer Convenio.

“Porcentaje de Derechos”, tiene el significado que se le atribuye a dicho término en la cláusula 2.3 de este Primer Convenio.

“Porcentaje de Obligaciones”, tiene el significado que se le atribuye a dicho término en la cláusula 2.3 de este Primer Convenio.

“Porcentajes de Arrendador”, tiene el significado que se le atribuye a dicho término en la cláusula 2.3 de este Primer Convenio.

“Porcentajes del Arrendamiento Financiero”, tiene el significado que se le atribuye a dicho término en el antecedente V del Primer Convenio.

“Porcentajes de las Deudas”, tiene el significado que se le atribuye a dicho término en el antecedente VII del Primer Convenio.

“Primer Contrato de Arrendamiento”, tiene el significado que se le atribuye a dicho término en el antecedente II del Primer Convenio.

“Promissory Agreement", has the meaning ascribed to such term in recital IV of the First Amendment.

"Debt Transfer Agreement", has the meaning ascribed to such term in recital VII of the First Amendment.

"Amendment Agreement", has the meaning ascribed to such term in recital III of the First Amendment.

"Security Deposit A", means the amount of USD $507,000.00 (five hundred and seven thousand dollars 00/100 of the United States of America).

“Debts of the Deposits”, has the meaning attributed to such term in recital VII of the First Amendment.

"Fasemex", means Fabricaciones y Servicios de México, S.A. de C.V.

"FCA", means FCA-Fasemex, S. de R.L. de C.V.

“Commencement Date of the First Amendment”, means November 5, 2021.

"Place of Payment", has the meaning ascribed to such term in Clause 4.2 of the Novation Agreement as amended pursuant to this First Amendment.

"Finance Lease Purchase Option", has the meaning ascribed to such term in Clause 15 of this First Amendment.

"Percentage of Rights", has the meaning ascribed to such term in Clause 2.3 of this First Amendment.

"Percentage of Obligations", has the meaning ascribed to such term in Clause 2.3 of this First Amendment.

"Percentages of Lessor", has the meaning ascribed to such term in Clause 2.3 of this First Amendment.

“Primer Convenio”, significa el presente convenio modificatorio al Contrato de Novación de fecha 5 de noviembre de 2021.

“Reembolso del Depósito de Garantía A”, tiene el significado que se le atribuye a dicho término en el antecedente VII del Primer Convenio.

“Reembolso del Depósito de Garantía B”, tiene el significado que se le atribuye a dicho término en el antecedente VII del Primer Convenio.

“Saldo del Depósito de Garantía A”, tiene el significado que se le atribuye a dicho término en el antecedente VII del Primer Convenio.

“Saldo del Depósito de Garantía B”, tiene el significado que se le atribuye a dicho término en el antecedente VII del Primer Convenio.

“Señores Gil”, significa en conjunto Salvador Gil Benavides, Alejandro Gil Benavides y Jesús Salvador Gil Benavides en conjunto.”

Cláusula 2. Modificación a las Cláusulas 2.3 y 2.4 del Contrato de Novación. Las partes acuerdan modificar las cláusulas 2.3 y 2.4 del Contrato de Novación, resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dichas cláusulas establezcan lo siguiente:

“2.3 Arrendamiento. Sujeto a los términos y condiciones de este Contrato, en este acto, los Señores Gil, en una proporción de 50.51% (cincuenta punto cincuenta y uno por ciento) en el caso de Alejandro Gil Benavides, 33.01% (treinta y tres punto cero uno por ciento) en el caso de Jesús Salvador Gil Benavides y 16.48% (dieciséis punto cuarenta y ocho por ciento), en el caso de Salvador Gil Benavides (los “Porcentajes de Arrendador”), le dan a FCA el uso y goce temporal de la Propiedad Arrendada, y FCA, a su vez, se obliga a pagar a los Señores Gil, en la proporción de los Porcentajes de Arrendador, la Renta a partir de la Fecha de Inicio del Primer Convenio.

"Percentages of the Financial Lease", has the meaning ascribed to such term in recital V of the First Amendment.

"Percentages of Debts", has the meaning ascribed to such term in recital VII of the First Amendment.

"First Lease Agreement", has the meaning ascribed to such term in recital II of the First Amendment.

"First Amendment", means this first amendment agreement to the Novation Agreement dated November 5, 2021.

"Reimbursement of Security Deposit A", has the meaning ascribed to such term in recital VII of the First Amendment.

"Reimbursement of Security Deposit B", has the meaning ascribed to such term in recital VII of the First Amendment.

“Balance of Security Deposit A”, has the meaning attributed to such term in recital VII of the First Amendment.

“Balance of Security Deposit B”, has the meaning attributed to such term in recital VII of the First Amendment.

“Gils”, means jointly Salvador Gil Benavides, Alejandro Gil Benavides and Jesús Salvador Gil Benavides jointly.”

Clause 2. Amendment to Clauses 2.3 and 2.4 of the Novation Agreement. The parties agree to modify Clauses 2.3 and 2.4 of the Novation Agreement, highlighting in bold letters the text added and/or modified, for the purposes that from this date such clauses establish the following:

"2.3 Lease. Subject to the terms and conditions of this Agreement, the Gils hereby grant FCA

Además de lo anterior, las partes acuerdan que (a) cada uno de los Señores Gil será titular, en la proporción de los Porcentajes de Arrendador, de los derechos provenientes del presente Contrato (el “Porcentaje de Derechos”) y también cada uno será obligado o deudor en esa misma proporción (el “Porcentaje de Obligaciones”), con excepción de los derechos y obligaciones plasmados en la cláusula 4.5 de este instrumento de los cuales solo son titulares y obligados los Señores Alejandro Gil Benavides y Salvador Gil Benavides en la proporción de los Porcentajes de las Deudas debiendo aplicar para este último caso la regla establecida en el inciso (b) siguiente y (b) no habrá responsabilidad subsidiaria ni solidaria entre los Señores Gil, para el cumplimiento del Porcentaje de Obligaciones que le corresponda a cada uno.

Sin embargo, cada uno de los Señores Gil nombra y autoriza de manera irrevocable a los otros Señores Gil con relación a los derechos contemplados en el presente instrumento, de tal forma que el tenedor del 51% (cincuenta y uno por ciento) del Porcentaje de Derechos tenga facultades para vincular a los otros Señores Gil frente a FCA respecto de cualquier obligación, derecho o notificación, incluyendo respecto de la Clausula 4.5 del presente instrumento.

2.4 Entrega de Posesión. Fasemex por medio del Primer Contrato de Arrendamiento, el Convenio Modificatorio y el Contrato de Novación entregó a FCA la posesión de la Propiedad Arrendada. Las partes acuerdan expresamente que la aceptación por parte de FCA de la posesión de la Propiedad Arrendada es prueba suficiente de que FCA inspeccionó, recibió y aceptó la posesión de la Propiedad Arrendada en la condición en que estaba a la firma del Primer Contrato de Arrendamiento, el Convenio Modificatorio y el Contrato de Novación en los términos pactados en dichos instrumentos.”

Cláusula 3. Modificación a las Cláusulas 4.1, 4.2, y 4.5 del Contrato de Novación. Las partes acuerdan modificar las cláusulas 4.1, 4.2, y 4.5 in a proportion of 50.51% (fifty point fifty-one percent) in the case of Alejandro Gil Benavides, 33.01% (thirty-three point zero one percent) in the case of Jesús Salvador Gil Benavides, and 16.48% (sixteen point forty-eight percent) in the case of Salvador Gil Benavides (the "Percentages of Lessor"), the temporary use and enjoyment of the Leased Property, and FCA, hereby agrees to pay the Gils, in proportion to the Percentages of Lessor, the Rent as of the Commencement Date of the First Amendment.

In addition to the foregoing, the parties agree that (a) each of the Gils shall be the owner, in proportion to the Percentages of Lessor, of the rights under this Agreement (the “Percentage of Rights”) and each one shall be also liable or debtor in the same proportion (the “Percentage of Obligations”), with the exception of the rights and obligations set forth in clause 4.5 of this agreement of which only Messrs. Alejandro Gil Benavides and Salvador Gil Benavides are owners and liable in the proportion of the Percentages of Debts, the rule established in subsection (b) below must apply in the latter case and (b) there shall be no joint or several liability among the Gils of the Percentage of Obligations that correspond to each one of them.

However, each of the Gils irrevocably appoints and authorizes each other of the Gils with respect to its rights hereunder, such that FCA may rely on the action of holders of 51% (fifty one percent) of the Percentage of Rights with respect to any obligation, right or notice of the Gils hereunder, including with respect to Section 4.5. hereof.

2.4 Delivery of Possession. Fasemex by means of the First Lease Agreement, the Amendment Agreement and the Novation Agreement delivered to FCA the possession of the Leased Property. The parties expressly agree that the del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dichas cláusulas establezcan lo siguiente:

“4.1 Monto, Forma y Fecha de Pago de la Renta. (a) A partir de la Fecha de Inicio del Primer Convenio, FCA pagará a los Señores Gil, en la proporción de los Porcentajes de Arrendador, como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $6.72 (seis Dólares 72/100) por pie cuadrado del Edificio, más el IVA, equivalente a USD $2’028,848.00 (dos millones veintiocho mil ochocientos cuarenta y ocho Dólares 00/100), más el IVA, la cual será pagadera mensualmente por el monto de USD $169,070.66 (ciento sesenta y nueve mil setenta Dólares 66/100), más el IVA, (b) a partir del 5º (quinto) aniversario de la Fecha de Inicio, FCA pagará como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $7.21 (siete Dólares 21/100) por pie cuadrado del Edificio, más el IVA, la cual será pagadera mensualmente, (c) a partir del 10º (décimo) aniversario de la Fecha de Inicio, FCA pagará como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $7.64 (siete Dólares 64/100) por pie cuadrado del Edificio, más el IVA, la cual será pagadera mensualmente, y (d) a partir del 15º (décimo quinto) aniversario de la Fecha de Inicio, FCA pagará como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $8.10 (ocho Dólares 10/100) por pie cuadrado del Edificio, más el IVA, la cual será pagadera mensualmente (las cantidades pagaderas bajo los incisos (a), (b), (c) y (d) anteriores, según se apliquen en cada uno de los cuatro periodos, en adelante la “Renta”). Las partes acuerdan que, en el caso de cualquier expansión futura al Edificio, los Señores Gil cobrarán cuando menos la misma renta pagadera por pie cuadrado, en los términos arriba indicados, dependiendo cual Renta sea la aplicable cuando la expansión se termine de construir; en el entendido que en caso que la expansión termine de construirse dentro de los primeros 5 (cinco) años de vigencia, la renta pagadera se acceptance by FCA of the possession of the Leased Property is sufficient proof that FCA inspected, received and accepted the possession of the Leased Property in its “as is” condition at the execution of the First Amendment, the Amendment Agreement and the Novation Agreement in accordance with terms thereof.”

Clause 3. Amendment to Clauses 4.1, 4.2, and 4.5 of the Novation Agreement. The parties agree to modify clauses 4.1, 4.2, and 4.5 of the Novation Agreement, highlighting in bold letters, the text added and/or modified, for the purposes that from this date such clauses establish the following:

“4.1 Amount, Form and Date of Payment of the Rent. (a) Starting on the Commencement Date of the First Amendment, FCA shall pay to the Gils, in the proportion of the Percentages of Lessor, as consideration for the use and enjoyment of the Leased Property an annual rent of USD$6.72 (six Dollars 72/100) per square foot of the Building, plus the VAT, equivalent to USD $2’028,848.00 (two million twenty eight thousand eight hundred forty eight Dollars 00/100), plus the VAT, which shall be payable on a monthly basis in the amount of USD $169,070.66 (one hundred sixty nine thousand seventy Dollars 66/100), plus the VAT,

(b) starting on the 5th (fifth) anniversary of the Commencement Date, FCA shall pay, as consideration for the use and enjoyment of the Leased Property an annual rent of USD $7.21 (seven Dollars 21/100) per square foot of the Building, plus the VAT, which shall be payable on a monthly basis, (c) starting on the 10th (tenth) anniversary of the Commencement Date, FCA shall pay as consideration for the shall pay, as consideration for the use and enjoyment of the Leased Property an annual rent of USD $7.64 (seven Dollars 64/100) per square foot of the Building, plus the VAT, which shall be payable on a monthly basis, and (d) starting on the 15th (fifteenth) anniversary of the Commencement Date, FCA shall pay, as consideration for the use and enjoyment of the Leased Property an annual rent of USD $8.10 (eight Dollars 10/100) per square foot of the calculará a USD $6.80 (seis Dólares 80/100), y no USD $6.72 (seis dólares 72/100).

Toda Renta la pagará FCA por mensualidades adelantadas, contra la entrega de las facturas con los requisitos fiscales aplicables y dentro de los primeros 10 (diez) días hábiles del mes por pagar; con excepción de la Renta del primer mes que se pagó en la fecha del Contrato de Novación.

Las partes entienden que históricamente han existido devaluaciones significativas en el valor del Peso frente al Dólar, por lo que, es previsible que, en el futuro existan nuevos cambios en la paridad. En esa eventualidad, FCA será responsable de tomar las providencias y medidas que, a su juicio, estime convenientes con el fin de minimizar su riesgo ante el supuesto previsible de una devaluación cambiaria, de tal forma que si FCA decide pagar en Pesos, en los términos de la Ley Monetaria, FCA pagará la cantidad necesaria para que los Señores Gil adquieran los mismos Dólares al tipo de cambio vigente en la fecha de cada pago, aunque tenga que pagar cantidades adicionales necesarias para compensar el diferencial en el Tipo de Cambio, de manera que los Señores Gil reciban en la fecha de pago la cantidad de Dólares convenida.

Por otra parte, es la intención de las partes que la Renta pagadera conforme al presente Contrato sea absolutamente neta para los Señores Gil a efecto que el presente Contrato produzca durante el Plazo, los rendimientos que éstos han calculado; por lo tanto, las partes expresamente convienen en que FCA (a) deberá cubrir el gasto y cualquier costo en relación con la propiedad y mantenimiento de la Propiedad Arrendada, (b) deberá pagar el impuesto predial de la Propiedad Arrendada, (c) deberá pagar las pólizas de seguro pactadas en la cláusula 13, y (d) no tendrá derecho a compensar o deducir cualquier cantidad de los pagos de Renta, con excepción de los montos establecidos en el presente instrumento referentes a la reducción de la Renta para reembolsar los Depósitos en Garantía, en los términos pactados en la cláusula 4.5. FCA en

Building, plus the VAT, which shall be payable on a monthly basis (the amounts payable under (a), (b), (c) and (d) above, as they apply in each of the four periods, hereinafter the “Rent”). The parties agree that for any future expansion the Gils shall charge at least the same rent payable per square footage, as stated above, depending on the Rent payable at the time such expansion is finally built; provided that with respect to such expansion finally being built in the first 5 (five) year period, such rent amount shall be calculated off of USD $6.80 (six Dollars 80/100), as opposed to USD $6.72 (six Dollars 72/100).

All Rents shall be paid by FCA in advance every month against the delivery of the invoice in compliance with the applicable tax regulations and within the first 10 (ten) business days of the month to pay; with the exception of the first month which was payable on the date of the Novation Agreement.

The parties understand that historically there have been significant devaluations in the value of the Peso versus the Dollar, so it is expected that in the future, there may be new changes in such exchange rates. In this eventuality, FCA shall be responsible for taking the providences and actions that, to its judgment, deems appropriate in order to minimize the risk in the predictable event of a currency devaluation, so that if FCA chooses to pay in Pesos, in terms of the Monetary Law, FCA shall pay the amount required by the Gils to acquire the same amount of Dollars at the exchange rate prevailing on the date of each payment, even if it needs to pay additional necessary amounts to compensate the difference in the Exchange Rate, so that the Gils shall receive, at the date of payment, the amount of Dollars agreed herein.

Moreover, it is the purpose of the parties that the Rent payable hereunder shall be absolutely net to the Gils so that this Agreement shall yield the calculated income during the Term; therefore, it is expressly agreed to by the parties that FCA shall (a) bear the cost and any and all este acto renuncia, de manera expresa e irrevocable, a cualquier derecho pedir reducciones de Renta o a retener el pago de la Renta previsto en el Código Civil Federal.

4.2 Lugar de Pago. FCA pagará la Renta a través de transferencia electrónica de fondos a las cuentas a nombre de los Señores Gil, conforme a las siguientes instrucciones (el “Lugar de Pago”):

(a)
Jesús Salvador Gil Benavides.

i.
Número de cuenta: 00448249008.
ii.
CLABE: 012065004482490089.
iii.
Banco: Bancomer.

(b)
Alejandro Gil Benavides.

i.
Número de cuenta: 60527879916.
ii.
CLABE: 014068605278799165.
iii.
Banco: Santander.

(c)
Salvador Gil Benavides.

i.
Número de cuenta: 00165284031.
ii.
CLABE: 012068001652840317.
iii.
Banco: Bancomer.

No obstante, lo anterior, las partes acuerdan que los Señores Gil podrán notificarle por escrito a FCA, con al menos 30 (treinta) días naturales de anticipación, el cambio de parte o de la totalidad de las cuentas del Lugar de Pago, en el entendido que recibida dicha notificación FCA no requerirá solicitar confirmación alguna.

La Renta será pagada a los Señores Gil sin necesidad de aviso ni demanda y sin deducciones, retenciones o diferimientos de especie alguna.

Los Señores Gil no están obligados a aceptar pagos parciales de Renta y en caso de que lo hiciera, tal circunstancia no significará que hubiera habido modificación respecto de la forma y tiempo de pago convenida en este Contrato. Así mismo, si por cualquier eventualidad FCA paga a los Señores Gil la Renta en forma distinta a la estipulada en esta costs and expenses relating the ownership and maintenance of the Leased Property, (b) pay the real estate tax of the Leased Property, (c) pay the insurance policies agreed to in clause 13, and (d) not be entitled to compensate or deduct any amount from the Rent, other than such amounts set forth herein with respect to the reduction of the Rents to reimburse the Security Deposits as discussed in clause 4.5. FCA hereby expressly and irrevocably waives the right to request reductions of the Rent or withhold the payment of the Rent established in the Federal Civil Code.

4.2 Place of Payment. FCA shall pay the Rent by electronic transfer of funds to the Gils accounts, pursuant to the following instructions (the “Place of Payment”):

(a)
Jesus Salvador Gil Benavides.

i.
Bank Account Number: 00448249008.
ii.
CLABE: 012065004482490089.
iii.
Bank: Bancomer.

(b)
Alejandro Gil Benavides.

i.
Bank Account Number: 60527879916.
ii.
CLABE: 014068605278799165.
iii.
Bank: Santander.

(c)
Salvador Gil Benavides.

i.
Bank Account Number: 00165284031.
i.
CLABE: 012068001652840317.
ii.
Bank: Bancomer.

Notwithstanding the foregoing, the parties agree that upon not less than 30 (thirty) calendar days prior notice, the Gils may notify in writing FCA the change of some or all of the accounts as the Place of Payment and FCA may rely exclusively on such notice without further investigation.

cláusula, las partes no deberán entender por ello la modificación o novación del Contrato, el cual permanecerá en pleno vigor y efecto.

FCA está obligado a pagar la Renta y las demás contraprestaciones pactadas, a pesar de que no pueda ocupar o usar la Propiedad Arrendada por cuestiones fiscales, laborales, administrativas u otras que le sean atribuibles o hayan sido decididas por FCA.

(…)

4.5 El Depósito en Garantía. Las partes en este acto reconocen que FCA depositó a Fasemex los Depósitos en Garantía y que por virtud del Convenio de Cesión de Deuda (a) FCA, Fasemex y los Señores Alejandro Gil Benavides y Salvador Gil Benavides reconocieron que Fasemex había reembolsado a FCA a la fecha del Convenio de Cesión de Deuda el Reembolso del Depósito de Garantía A y el Reembolso del Depósito de Garantía B, adeudando a FCA el Saldo del Depósito de Garantía A y el Saldo del Depósito de Garantía B, (b) Fasemex cedió a los Señores Alejandro Gil Benavides y Salvador Gil Benavides y éstos asumieron en la proporción de los Porcentajes de las Deudas, las Deudas de los Depósitos, (c) FCA, como acreedor de las Deudas de los Depósitos, consintió expresamente (i) la sustitución de Fasemex en su calidad de deudor de las Deudas de los Depósitos, siendo ahora los nuevos deudores los Señores Alejandro Gil Benavides y Salvador Gil Benavides, y (ii) que el pago de las Deudas de los Depósitos lo realicen los Señores Alejandro Gil Benavides and Salvador Gil Benavides conforme a lo establecido en el Convenio de Cesión de Deuda, y (d) Fasemex se constituyó como obligado solidario y subsidiario para el cumplimiento de la obligación de pago de las Deudas de los Depósitos. Derivado de lo anterior, FCA autoriza expresamente a los Señores Alejandro Gil Benavides and Salvador Gil Benavides a utilizar discrecionalmente los Depósitos en Garantía, y además a usarlos para cubrir, entre otros gastos, razonablemente documentados y previamente notificados a FCA (a) el pago de servicios, (b) las reparaciones que se tengan que realizar a la terminación del

The Rent shall be paid to the Gils without prior notice or demand and without deductions, withholdings or deferrals of any kind.

The Gils shall not have to accept partial Rent payments and if it does, such circumstance will not imply an amendment regarding the form and time of payment agreed to in this Agreement. Likewise, in the event that FCA pays the Rent to the Gils in a different way than that agreed to in this clause, the parties shall not interpret this as an amendment or novation of the Agreement, which will remain in full force and effect.

FCA shall continue paying the Rent and any other fees agreed, even in the event it does not occupy or use the Leased Property for tax, labor, administrative or other reasons whatsoever that are attributable to or have been decided by FCA.

(…)

4.5 The Security Deposit. The parties hereby acknowledge that FCA deposited to Fasemex the Security Deposits and that by virtue of the Debt Transfer Agreement (a) FCA, Fasemex and Messrs. Alejandro Gil Benavides and Salvador Gil Benavides acknowledged that Fasemex had reimbursed FCA as of the date of the Debt Transfer Agreement the Reimbursement of Security Deposit A and the Reimbursement of Security Deposit B, (b) Fasemex transferred to Messrs. Alejandro Gil Benavides and Salvador Gil Benavides and these assumed in the proportion of the Percentages of the Debts, the Debts of the Deposits, (c) FCA, as creditor of the Debts of the Deposits, expressly consents (i) to the substitution of Fasemex as debtor of the Debts of the Deposits, being Messrs. Alejandro Gil Benavides and Salvador Gil Benavides the new debtors hereinafter, and (ii) that the payment of the Debts of the Deposits shall be performed by Messrs. Alejandro Gil Benavides and Salvador Gil Benavides in accordance with the presente Contrato en caso de que el Contrato termine antes del vencimiento del plazo en que deban devolverse los Depósitos, (c) el pago de las pólizas de seguros, y (d) el pago de las cuotas de mantenimiento, si lo hubiere. Los Depósitos en Garantía en ningún momento deberán de considerarse como pago de Renta futura, ni como pago por adelantado de servicios o cualquier otro adeudo que pudiere tener FCA, en los términos del presente Contrato.

Sin perjuicio del uso de los Depósitos de Garantía por parte de los Señores Alejandro Gil Benavides and Salvador Gil Benavides para cualquier fin o para pagar los gastos establecidos en el párrafo anterior, los Señores Alejandro Gil Benavides and Salvador Gil Benavides y/o en su caso Fasemex reembolsarán a FCA el Saldo del Depósito de Garantía A y el Saldo del Depósito de Garantía B conforme a la fecha, forma y lugar de pago estipulados en el Convenio de Cesión de Deuda. En el caso de que los Señores Gil apliquen una parte de los Depósitos de Garantía para pagar cualquiera de los gastos establecidos en el párrafo anterior, el monto reembolsable de los Depósitos de Garantía se reducirá en consecuencia.

En ningún caso FCA estará obligado a reintegrar o reponer cualquier parte del Depósito en Garantía B.”

Cláusula 4. Modificación a la Cláusula 8.1 del Contrato de Novación. Las partes acuerdan modificar la cláusula 8.1 del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dicha cláusula establezca lo siguiente:

“8.1 Mantenimiento de los Señores Gil. Los Señores Gil, a su propio costo y gasto, llevarán a cabo todas las reparaciones, la estructura de muros, la estructura del techo (incluyendo los miembros de soporte, pero excluyendo el aislamiento de techos y la membrana), del Edificio, que sean necesarios; siempre y cuando dichas reparaciones (a) no sean imputables a FCA o sus Filiales, causahabientes, terms of the Debt Transfer Agreement, and (d) Fasemex remains jointly and severally liable of the obligation to pay the Debts of the Deposits. Accordingly, FCA expressly authorizes Messrs. Alejandro Gil Benavides and Salvador Gil Benavides to use the Security Deposits at its own discretion and also to use them to cover, among other expenses, that are reasonably documented and following notice to FCA (a) the payment of services, (b) the repairs that must be made at the termination of this Agreement in the event the Agreement terminates prior to the expiration of the Security Deposit Term, (c) the payment of insurance policies, and (d) the payment of maintenance fees, if any. The Security Deposits shall not be considered at any time as payment of future Rent, nor as advance payment for services or any other debt that FCA may have, under the terms of this Agreement.

Without prejudice to the use of the Security Deposits by Messrs. Alejandro Gil Benavides and Salvador Gil Benavides to any end or to pay the expenses set forth above Messrs. Alejandro Gil Benavides and Salvador Gil Benavides and/or Fasemex, as the case may be, shall reimburse FCA for the Balance of Security Deposit A and the Balance of Security Deposit B in accordance with the date, form and place of payment established in the Debt Transfer Agreement. In the event that Lessor applies a portion of the Security Deposit to pay any of the expenses set forth in the previous paragraph, the reimbursable amount of the Security Deposit shall be reduced accordingly.

In no case shall FCA be obliged to refund or replace any part of Security Deposit B.”

Clause 4. Amendment to Clause 8.1 of the Novation Agreement. The parties agree to amend Clause 8.1 of the Novation Agreement, highlighting in bold letters, the text added subarrendatarios, contratistas subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad, por haber sometido estas áreas estructurales a cargas por encima de las cargas de diseño, y que el uso de estos elementos estructurales están siendo estrictamente utilizadas para el propósito para el cual fueron diseñadas, y (b) no sean imputables a la negligencia o mala fe de FCA o de sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad. FCA deberá notificar por escrito a los Señores Gil en un plazo que no excederá de 10 (días) días naturales a la fecha en que tenga conocimiento de los daños a la Propiedad Arrendada, la necesidad de que realice algún mantenimiento o reparación conforme a lo dispuesto por esta cláusula.

En este acto, Fasemex se constituye como obligado solidario y subsidiario para el cumplimiento de las obligaciones a cargo de los Señores Gil conforme a la presente cláusula 8.1.

Los Señores Gil y/o en su caso Fasemex realizarán los esfuerzos razonables para minimizar la interferencia con la actividad comercial de FCA en relación con el desempeño de cualquier trabajo descrito en esta cláusula.”

Cláusula 5. Modificación a la Cláusula 9.4 del Contrato de Novación. Las partes acuerdan modificar la cláusula 9.4 del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dicha cláusula establezca lo siguiente:

“9.4 Ampliaciones del Edificio. En caso que FCA desee construir alguna ampliación en el Edificio que implique la construcción de pies cuadrados cubiertos bajo techo, las partes acuerdan someterse a lo siguiente:

(a) FCA deberá notificarlo por escrito a los Señores Gil, para que los Señores Gil, en un plazo de 30 (treinta) días naturales contados a and/or modified, for the purposes that from this date such clause establish the following:

“8.1 Maintenance by the Gils. The Gils shall, at its own cost and expense, provide all repairs and replacements of Building foundations, the structure of walls and the structure of the roof (including the support members but without including the ceiling insulation and the membrane) that may be needed; provided that such repairs (a) are not imputable to FCA, its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility, for subjecting this structural areas to loads over the designed loads, and that the use of these structural elements has been strictly used for the purpose for which they were designed, and (b) are not imputable to the gross negligence or bad faith of the FCA, its Lessee or its Affiliates, or Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility. FCA must notify the Gils in writing within a period not exceeding 10 (ten) calendar days from the date it becomes aware of damage to the Leased Property, the need to perform any maintenance or repair in accordance with the provisions of this clause.

Fasemex shall hereby remain jointly and severally liable of the obligations of the Gils in accordance with this clause 8.1.

The Gils and or Fasemex, as the case may be, shall use reasonable efforts to minimize interference with FCA’s conduct of business in connection with Lessor’s performance of any work described in this clause.”

Clause 5. Amendment to Clause 9.4 of the Novation Agreement. The parties agree to modify clause 9.4 of the Novation Agreement, highlighting in bold letters, the text added partir de la fecha en que reciban la notificación, le comuniquen a FCA si tienen interés en fondear y construir la ampliación,

(b) En caso que los Señores Gil decidan construir la ampliación, las partes deberán negociar de buena fe los términos y condiciones comunes a esta clase de obras, por un periodo que no exceda los treinta (30) días, en el entendido que, la construcción será con las mismas características del Edificio actual para la manufactura de carros de ferrocarril. Además, en este caso los Señores Gil serán responsables de obtener todas las licencias, permisos y autorizaciones requeridas por las autoridades federales, estatales o municipales para realizar las construcciones mencionadas, incluyendo sin limitar, manifestaciones de impacto ambiental, informes preventivos, licencias de construcción, terminación de obra, avisos, autorización sanitaria de las autoridades laborales y cualquier otro estudio, permiso, licencia o autorización que requiera la Ley Aplicable a la Propiedad Arrendada o al tipo de obra o instalación a realizar por FCA en la Propiedad Arrendada, y las pólizas de seguros de responsabilidad y riesgo adecuadas para este tipo de obras. Antes del inicio de las obras correspondientes, los Señores Gil entregarán a FCA copias de la póliza de seguro y demás documentos antes mencionados. Asimismo, los Señores Gil mantendrán dichas licencias, permisos y autorizaciones, pólizas de seguro y demás documentos, vigentes durante el tiempo necesario para realizar las obras o instalaciones relacionadas a la ampliación del Edificio,

(c) FCA pagará a los Señores Gil, de conformidad con la cláusula 4.1, la cantidad anual de Renta por pie cuadrado de la superficie total de la expansión, pagadera en el momento en que dicha expansión esté terminada,

(d) FCA le pagará a los Señores Gil la renta por la ampliación de la misma forma pactada en la cláusula 4 de este Contrato, aplicable para el pago de la Renta,

and/or modified, for the purposes that from this date such clause establish the following:

“9.4 Expansions to the Building. In the event FCA wishes to build an expansion to the Building that imply the construction of under roof square footage, the parties hereto agree as follows:

(a) FCA shall give written notice to the Gils, so that the Gils, in a term of 30 (thirty) calendar days from the date it receives such notice, may let FCA know if they intend to fund and build such expansion,

(b) In the event that the Gils decides to build the expansion, the parties shall negotiate in good faith the terms and conditions common to these types of works for a period not to exceed thirty (30) days, provided however that, the construction shall be, of the same characteristics of the current Building for the manufacture of railcars. In addition, in this case the Gils shall be responsible to obtain all licenses, permits and authorizations required by the federal, state or municipal authorities to carry out the related constructions, including without limitation, environmental impact reports, preventive reports, construction licenses, construction termination notices, sanitary authorization by labor authorities and any other study, permit, license or authorization required by Applicable Law to the Leased Property or to the type of work or installation to be carried out by the FCA at the Leased Property, and the liability and risk insurance policies adequate for such kind of works. Before the commencement of the corresponding works, the Gils shall deliver to FCA copies of the insurance policy and other documents mentioned above. Likewise, the Gils shall maintain such licenses, permits and authorizations, certificate of insurance and other documents, in effect during the time necessary to carry out the related works or installations for the expansion of the Building,

(e) Los Señores Gil no están obligados a construir la ampliación, en cuyo caso, después del periodo de treinta (30) días siguientes a la recepción de la notificación anterior referida en el inciso (a) anterior, FCA estará automáticamente autorizado para construir la ampliación directamente. FCA no pagará renta alguna sobre la ampliación del Edificio y las obras que construya serán transferidas por accesión a los Señores Gil a la terminación por cualquier causa, y los Señores Gil no estarán obligados a pagar la ampliación o a reembolsar los gastos incurridos por FCA en la edificación de dichas obras.

(f) En caso de que FCA construya la ampliación de conformidad con esta cláusula será responsable de obtener todas las licencias, permisos y autorizaciones que se requieran de parte de las autoridades federales, estatales y/o municipales para llevar a cabo las construcciones de que se trate, incluyendo sin limitar, manifestaciones de impacto ambiental, informes preventivos, informes continuos, licencias de construcción, avisos de terminación de obra, licencias sanitarias, autorizaciones de autoridades laborales y cualquier tipo de estudio, permiso, licencia o autorización requerido por la Legislación Aplicable a la Propiedad Arrendada o al tipo de obra o instalación que FCA pretenda llevar a cabo dentro de ésta, así como de los seguros de responsabilidad y riesgos que sean adecuados a los trabajos de que se trate. Previo al inicio de los trabajos correspondientes, FCA se obliga a entregar a los Señores Gil, copias de las pólizas de seguros y demás documentos antes mencionados. Asimismo, FCA será responsable de mantener dichas licencias, permisos, autorizaciones, seguros y demás documentos vigentes durante el tiempo que sea necesario para llevar a cabo las obras o instalaciones de la ampliación del Edificio.

En este acto, Fasemex se constituye como obligado solidario y subsidiario para el cumplimiento de las obligaciones a cargo de los Señores Gil conforme a la presente cláusula 9.4.”

(c) FCA shall pay the Gils, pursuant to clause 4.1, the annual amount of Rent per square foot of the total surface of the expansion, payable in the time such expansion is finished,

(d) FCA shall pay the Gils the rent payable for the expansion under the same terms set forth in clause 4 of this Agreement, applicable to the payment of the Rent,

(e) The Gils shall not be obligated to build the expansion, in which case, following the first thirty (30) day period following receipt of notice in subsection (a) above, FCA shall be automatically authorized to build the expansion directly. FCA shall pay no rent whatsoever over the expansion of the Building and the works that builds shall be transferred to the Gils. at the termination hereof for any reason whatsoever, and the Gils shall not be obligated to pay the expansion or to reimburse any expenses or costs incurred by FCA when building such works.

(f) In the event that FCA builds the expansion pursuant to this clause, then it shall be responsible to obtain all licenses, permits and authorizations required by the federal, state or municipal authorities to carry out the related constructions, including without limitation, environmental impact reports, preventive reports, construction licenses, construction termination notices, sanitary authorization by labor authorities and any other study, permit, license or authorization required by Applicable Law to the Leased Property or to the type of work or installation to be carried out by the FCA at the Leased Property, and the liability and risk insurance policies adequate for such kind of works. Before the commencement of the corresponding works, the Lessee shall deliver to the Gils. copies of the insurance policy and other documents mentioned above. Likewise, FCA shall maintain such licenses, permits and authorizations, certificate of insurance and other documents, in effect during the time

Cláusula 6. Modificación a la Cláusula 13.2 del Contrato de Novación. Las partes acuerdan modificar la cláusula 13.2 del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dicha cláusula establezca lo siguiente:

“13.2 Reglas Comunes a los Seguros. Las partes se someten a las siguientes reglas en materia de seguros:

(a) Las pólizas de seguro deberán obtenerse y acreditarse conforme a pólizas de seguro válidas y vigentes, emitidas por aseguradoras autorizadas para operar en México y razonablemente aceptables para los Señores Gil.

(b) Todas las pólizas de seguro citadas en esta Cláusula deberán designar a los Señores Gil como asegurados y/o beneficiarios preferentes en primer lugar en la proporción de los Porcentajes de Arrendador, Fasemex como asegurado adicional o beneficiario preferente en segundo lugar, y FCA como asegurado adicional o beneficiario preferente en tercer lugar; siendo en cada caso cubiertos sus intereses en la medida del interés asegurable de cada una de las partes.

Por virtud de la celebración del Contrato de Novación, FCA tramitó y obtuvo las pólizas de seguro citadas en esta Cláusula designando a Fasemex como asegurado y/o beneficiario preferente en primer lugar y a FCA como asegurado adicional o beneficiario preferente en segundo lugar, por lo que las partes acuerdan que por virtud de la celebración del Primer Convenio, FCA tomará las medidas razonables para tramitar y obtener las modificaciones necesarias para que las pólizas de seguro en mención designen a los Señores Gil como asegurados y/o beneficiarios preferentes en primer lugar en la proporción de los Porcentajes de Arrendador, a Fasemex como asegurado adicional o beneficiario preferente en segundo lugar, a FCA como asegurado adicional o beneficiario preferente en tercer lugar y cumplan con todas las demás reglas establecidas en está clausula 13.2, en un necessary to carry out the related works or installations for the expansion of the Building.

Fasemex shall hereby remain jointly and severally liable of the obligations of the Gils in accordance with this clause 9.4.”

Clause 6. Amendment to Clause 13.2 of the Novation Agreement. The parties agree to modify clause 13.2 of the Novation Agreement, highlighting in bold letters, the text added and/or modified, for the purposes that from this date such clause establish the following:

“13.2 Common Rules for Insurance. The parties submit to the following insurance rules:

(a) Any the insurance provided in this clause shall be obtained and evidenced under valid and enforceable policies issued by insurers authorized to do business in Mexico and reasonably acceptable to the Gils.

(b) All insurance policies provided in this clause shall designate the Gils as insured or beneficiary in first place in proportion of the Percentages of Lessor, Fasemex as additional insured or beneficiary in second place limited and FCA as additional insured or beneficiary in third place limited; in each case, as their interests may appear and to the extent of said party insurable interest.

By virtue of the execution of the Novation Agreement, FCA processed and obtained the insurance policies mentioned in this Clause designating Fasemex as insured or beneficiary in first place and FCA as additional insured or beneficiary in second place limited; therefore, the parties agree that by virtue of the execution plazo que no podrá exceder de 30 (treinta) días naturales contados a partir de la firma del Primer Convenio.

(c) Las pólizas de seguro deberán contener cláusulas estándares de hipoteca en favor de los acreedores hipotecarios.

(d) Cada póliza de seguro deberá incluir (i) un compromiso de la compañía de seguros previendo que dicha póliza no será cancelada sin previo aviso a los Señores Gil con al menos 30 (treinta) días naturales de anticipación, (ii) que cualquier pérdida pagadera a los Señores Gil será totalmente pagada, no obstante que los Señores Gil hayan actuado de manera negligente o dolosa y que como resultado de dicha conducta se cancele total o parcialmente la póliza respectiva, y (iii) una renuncia a ejercer el derecho de subrogación por parte de la compañía de seguros, en favor de los Señores Gil.

(e) En caso de siniestro en la Propiedad Arrendada, que resulte en daños o destrucción al Edificio, FCA inmediatamente deberá notificar por escrito a los Señores Gil e inmediatamente iniciar con el procedimiento de ajuste de daños.

(f) La suma de la indemnización del seguro, que se pagará como resultado por dicho daño o destrucción se pagará como se establece en el presente a fin de restaurar, reparar, reconstruir o remplazar la Propiedad Arrendada, en la medida de lo posible, a su valor, condición y característica original, inmediatamente antes de los daños o destrucción.”

Cláusula 7. Modificación a las Cláusulas 14.1 14.2 y al segundo párrafo de la Cláusula 14.3 del Contrato de Novación. Las partes acuerdan modificar las cláusulas 14.1, 14.2 y el segundo párrafo de la cláusula 14.3 del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dichas cláusulas establezcan lo siguiente:

of the First Amendment, FCA shall use reasonable efforts to process and obtain the necessary amendments so that the insurance policies mentioned in this Clause designate the Gils as insured or beneficiary in first place in the proportion of the Percentages of Lessor, Fasemex as additional insured or beneficiary in second place limited and FCA as additional insured or beneficiary in third place limited, and comply with all other rules set forth in this clause 13.2, within a term not to exceed 30 (thirty) calendar days from the date of execution of the First Amendment

(c) Insurance policies should contain standard clauses regarding mortgage in favor of mortgagees.

(d) Each insurance certificate shall contain (i) an agreement made by the insurance company, stating that such policy shall not be canceled without at least 30 (thirty) calendar days’ prior notice to the Gils, (ii) any loss payable to the Gils will be fully paid, even though the Gils has acted negligently or intentionally and as a result of such conduct the respective policy is canceled in whole or in part, and (iii) a waiver to exercise the right of subrogation by the insurance company, in favor of the Gils.

(e) In case of casualty to the Leased Property, which results in damage or destruction to the Building, FCA shall immediately give written notice to the Gils and immediately begin damage adjustment proceedings.

(f) The sum of the insurance moneys that are to be paid as a result of such damage or destruction shall be paid as set forth herein for the purpose of restoring, replacing, rebuilding or repairing the Leased Property as nearly as possible to its original value, condition and character, existing immediately prior to such damage or destruction.”

“14.1 Enajenación, Cargas y Gravámenes. (i) Fasemex y (ii) los Señores Gil tendrán la facultad de enajenar, cargar y/o gravar la Propiedad Arrendada (a) a Filiales, (b) después de un periodo de 5 (cinco) años a terceros con el consentimiento de FCA, el cual no deberá ser negado sin razón (en el entendido que transmisiones de propiedad a competidores y sus filiales, cuyo negocio principal es la manufactura de carros de tren y partes para los mismos, deberá considerarse razón suficiente para negar dicho consentimiento).

En todos los casos, Fasemex o los Señores Gil, según sea el caso, notificarán por escrito a FCA con 30 (treinta) días naturales de anticipación a la fecha en que surtirá efectos la transacción. En el caso señalado en el inciso (a), la notificación bastará para que Fasemex o los Señores Gil, según sea el caso, ejecuten la operación. En el caso del inciso (b), dentro de ese plazo, FCA deberá otorgar su consentimiento o negarlo sustentando fundadamente las razones de su negativa.

En los casos en que proceda la celebración de la transacción, Fasemex o los Señores Gil, según sea el caso, incluirán en el documento donde se haga constar la operación una disposición que reconozca la existencia y duración del presente Contrato.

Si lo solicitan Fasemex o los Señores Gil, según sea el caso, FCA deberá, dentro de los 10 (diez) días hábiles siguientes a que Fasemex o los Señores Gil se lo soliciten por escrito, suscribir, reconocer y entregar a los Señores Gil un documento certificando que (a) una copia fiel y exacta de este Contrato se adjunta a dicho documento; (b) el presente Contrato se encuentra en pleno vigor y efecto y sin modificación alguna (o, en su caso, especificando la naturaleza de dicha modificación y adjuntando una copia de la misma); (c) la última fecha de pago de Renta realizado por FCA; (d) la ausencia de incumplimientos sin subsanar por parte de los Señores Gil (o, en su caso, una especificación de dichos incumplimientos, si los hubiere); y (e) cualquier otro asunto razonablemente

Clause 7. Amendment to Clauses 14.1, 14.2 and to the second paragraph of Clause 14.3 of the Novation Agreement. The parties agree to modify clauses 14.1, 14.2 and the second paragraph of clause 14.3 of the Novation Agreement, highlighting in bold letters, the text added and/or modified, for the purposes that from this date such clauses establish the following:

“14.1 Transfers, Charges and Levies. (i) Fasemex, and (ii) the Gils reserve the right to transfer, charge and/or encumber the Leased Property to (a) Affiliates, or (b) following an initial period of 5 (five) years, to third parties upon consent of FCA, which shall not be unreasonable withheld (provided that transfer to competitors and affiliates thereof, whose primary business is the manufacture of railcars and parts thereof, shall be consider reasonable reasons for withholding such consent).

In all cases, Fasemex or the Gils, as the case may be, shall give FCA in writing with thirty (30) calendar days prior to the date on which it shall take effect the transaction. In those cases, set forth in parentheticals (a), the written notice shall suffice for Fasemex or the Gils, as the case may be, to enter into the transaction. In the event set forth in parenthetical (b), within that term, FCA shall grant its consent or deny it properly supporting the reasons of its denial.

In those cases that the transaction takes place, Fasemex or the Gils, as the case may be, shall include in the corresponding instrument documenting the transaction a provision recognizing the existence and the duration of this Agreement.

If requested by Fasemex or the Gils, as the case may be, FCA shall, within ten (10) business days following the Fasemex or the Gils, as the case may be written request, execute, acknowledge and deliver to the Gils, as appropriate a document certifying that (a) a true and correct copy of this Agreement is attached to such document; (b) this Agreement requerido por Fasemex los Señores Gil, cualquier acreedor o posible acreedor de Fasemex o de los Señores Gil o posible adquirente de la Propiedad Arrendada.

Así mismo, FCA conviene, a solicitud de los Señores Gil, en subordinar este Contrato en términos mutuamente aceptables para las partes a toda garantía constituida sobre la Propiedad Arrendada (o cualquier parte de la misma), y deberá celebrar un convenio de subordinación razonablemente aceptable para los Señores Gil, según lo solicite por escrito cualquier acreedor o beneficiario de dicha garantía, dentro de los 15 (quince) días hábiles siguientes a dicha solicitud; en el entendido que dicho acreedor o beneficiario convenga en reconocer los derechos de FCA conforme a este Contrato, así como en no interrumpir la posesión, el uso y el goce de FCA respecto de la Propiedad Arrendada, en los términos del presente Contrato, sujeto a la condición consistente en que FCA esté en total cumplimiento de sus obligaciones conforme a este Contrato.

En todo caso, las partes quedan en el entendido que, de conformidad con las Leyes, este Contrato subsistirá en pleno vigor y efecto sobre cualquier transmisión de propiedad respecto de la Propiedad Arrendada o la ejecución de cualquier gravamen, a cargo de Fasemex y/o los Señores Gil, sobre la misma, y cualquier incumplimiento de pago de dichos gravámenes no afectará de modo alguno los términos de este Contrato. En caso que algún acreedor o beneficiario de garantía o cualquier otra Persona adquiera la Propiedad Arrendada derivado de algún procedimiento de ejecución o de cualquier otra forma, el acreedor, beneficiario o la Persona correspondiente deberá asumir las obligaciones de los Señores Gil conforme al presente Contrato y FCA conviene en reconocer al nuevo propietario de la Propiedad Arrendada.

En relación con el Contrato de Arrendamiento Financiero y para efectos de claridad, las partes reconocen que (i) una vez que los Señores Gil hayan ejercido la Opción de Compra del Arrendamiento Financiero y is in full force and effect without amendment (or, where applicable, specifying the nature of the change and attaching a copy thereof); (c) the last date of payment of Rent by FCA; (d) the absence of uncured defaults by the Gils (or, where appropriate, a specification of such breaches, if any); and (e) any other matter reasonably required by Fasemex or the Gils, any creditor or potential creditor of Fasemex or the Gils or potential purchaser of the Leased Property.

In addition FCA agrees, at the request of the Gils, to subordinate this Agreement under mutually acceptable terms to the parties to any guarantee placed upon the Leased Property (or any portion thereof), and shall execute into a subordination agreement reasonably acceptable to the Gils as requested in writing by any creditor or beneficiary of said guarantee, within 15 (fifteen) business days following said request; provided that such creditor or beneficiary agrees to recognize the FCAs rights under this Agreement and to not disturb the possession, use and enjoyment of FCA with respect to the Leased Property, under this Agreement subject to the condition that FCA continues to perform its obligations hereunder.

In any case, the parties are in the understanding that in accordance with the Laws, this Agreement shall remain in full force and effects regarding any transfer of ownership of the Leased Property or the execution of any charge, by Fasemex and/or the Gils, thereon, and any default on those charges shall not affect in any way the terms of this Agreement. If any creditor or beneficiary of a guarantee or any other Person acquires the Leased Property as a result of an enforcement proceeding or otherwise, the creditor, beneficiary or Person concerned must assume the obligations of the Gils hereunder and FCA agrees to recognize the new owner of the Leased Property.

hayan adquirido la propiedad del Primer Terreno y el Edificio, se convertirán automáticamente en arrendadores, y FCA en arrendataria, respecto de los mismos, reconociendo la existencia, términos y duración del presente Contrato; y (ii) en caso de que el Contrato de Arrendamiento Financiero se dé por terminado de manera anticipada por incumplimiento, o bien por cualquier razón los Señores Gil no ejerzan la Opción de Compra del Arrendamiento Financiero, o por cualquier otra razón la propiedad del Primer Terreno y el Edificio no sea transferida a los Señores Gil, el presente Contrato subsistirá en sus términos y duración convirtiéndose Fasemex en Arrendador y FCA en Arrendatario respecto del Primer Terreno y el Edificio.

14.2 Cesión de los Señores Gil. Los Señores Gil se reservan el derecho de ceder, en todo o en parte, sus derechos bajo este Contrato a (a) Filiales, o (b) después de un periodo de 5 (cinco) años, a terceros, incluyendo sin limitar fideicomisos patrimoniales, con el consentimiento de FCA, el cual no deberá ser negado sin razón (en el entendido que transmisiones de propiedad a competidores y sus filiales, cuyo negocio principal es la manufactura de carros de tren y partes para los mismos, deberá considerarse razón suficiente para negar dicho consentimiento).

En todos los casos, los Señores Gil notificarán por escrito a FCA con 30 (treinta) días naturales de anticipación a la fecha en que surtirá efectos la transacción. En el caso señalado en el inciso (a), la notificación bastará para que los Señores Gil ejecuten la operación. En el caso del inciso (b), dentro de ese plazo, FCA deberá otorgar su consentimiento o negarlo sustentando fundadamente las razones de su negativa.

14.3 Cesión y Subarrendamiento del Arrendatario.

 (…)

El Arrendatario en este acto renuncia, de manera expresa e irrevocable, a sus derechos de subarrendar la Propiedad Arrendada o solicitar

In connection with the Financial Lease Agreement and for clarity purposes, the parties acknowledge that (i) once the Gils have exercised the Financial Lease Purchase Option have acquired the property of the First Plot and the Building, will automatically become lessors and FCA will become lessee, with respect to them, acknowledging the existence, terms and duration of this Agreement; and (ii) in the event that the Financial Lease Agreement is early terminated due to an event of default, or the Gils do not exercise the Financial Lease Purchase Option for any reason, or for any other reason the property of the First Plot and the Building is not transferred to the Gils, this Agreement shall subsist in its terms and duration, becoming Fasemex the Lessor and FCA the Lessee with respect to the First Plot and the Building.

14.2 Assignment by the Gils. the Gils reserves the right to assign, in whole or in part, its rights under this Agreement to (a) Affiliates, or (b) following an initial period of 5 (five) years, to third parties, including without limitation, estate trusts, upon consent of FCA, which shall not be unreasonable withheld (provided that transfer to competitors and affiliates thereof, whose primary business is the manufacture of railcars and parts thereof, shall be consider reasonable reasons for withholding such consent).

In all cases, the Gils shall give FCA in writing with thirty (30) calendar days prior to the date on which it shall take effect the transaction. In this case set forth in parenthetical (a), the written notice shall suffice for the Gils to enter into the transaction. In the event set forth in parenthetical (b) above, within that term, FCA shall grant its consent or deny it properly supporting the reasons of its denial.

la rescisión del presente Contrato si el Arrendador se opone a que el Arrendatario otorgue en subarrendamiento la misma, previstos en el Código Civil Federal. En ese sentido, a menos que la cesión o subarrendamiento sea de los autorizados en el primer párrafo de esta cláusula 14.3, la Arrendataria no podrá ceder los derechos derivados de este contrato y/o subarrendar la Propiedad Arrendada a terceros sin el consentimiento del Arrendador otorgado por escrito el cual no podrá ser negado injustificadamente.  En caso que el Arrendador lo autorice (a) la Arrendataria se obliga a incluir en el documento donde se haga constar la transacción una disposición que reconozca la existencia y Plazo del presente Contrato,  (b) la relación contractual entre los Señores Gil y el Arrendatario se mantendrá en pleno vigor y la nueva subarrendataria no sustituirá a la Arrendataria en su relación contractual con los Señores Gil, y (c) la Arrendataria se compromete en mantener en paz y salvo e indemnizar a los Señores Gil por cualquier reclamación, demanda, acción, daño o perjuicio en contra de los Señores Gil causado directa o indirectamente por la nueva subarrendataria.

(…)”

Cláusula 8. Modificación a la Cláusula 15 del Contrato de Novación. Las partes acuerdan modificar la cláusula 15 del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dicha cláusula establezca lo siguiente:

“Cláusula 15. Derecho de Preferencia por el Tanto.

FCA reconoce que por virtud del Contrato de Arrendamiento Financiero los Señores Gil tendrán el derecho de realizar la compra del Primer Terreno y el Edificio, en copropiedad, al finalizar la vigencia de dicho contrato o cuando las partes acuerden el vencimiento anticipado del mismo y una vez que se hayan cumplido todas y cada una de las obligaciones

14.3 Assignment and Subletting by Lessee. (…)

Lessee hereby, expressly and irrevocably waives its right to sublease the Leased Property or request the termination of this Agreement if Lessor opposes to the sublease by Lessee established in the Federal Civil Code. In that regard, unless the assignment or sublease is authorized per the first paragraph of this clause 14.3, Lessee shall not assign the rights under this contract and/or sublease the Leased Property to third parties without the written consent of Lessor which shall not be unreasonably withheld. If authorized by Lessor (a) Lessee shall include in the document where the transaction shall be executed, a provision recognizing the existence and the Term of this Agreement, (b) the legal relationship between the Gils and Lessee shall remain in full force and effect and the new sublessee shall not substitute Lessee in its legal relationship with the Gils, and (c) Lessee shall hold harmless and indemnify the Gils for any claim, demand, lawsuit o damage against the Gils derived directly or indirectly from the new sublessee.

(…)”

Clause 8. Amendment to Clause 15 of the Novation Agreement. The parties agree to modify clause 15 of the Novation Agreement, highlighting in bold letters, the text added and/or modified, for the purposes that from this date such clause establish the following:

“Clause 15. Right of First Refusal.

de dicho contrato (la “Opción de Compra del Arrendamiento Financiero”).

Derivado de lo anterior, FCA en este acto mantiene expresamente el derecho de preferencia por el tanto, respecto del Primer Terreno y el Edificio solo en caso de que los Señores Gil no ejerzan la Opción de Compra del Arrendamiento Financiero y Fasemex enajene el Primer Terreno y/o el Edificio respectivamente, total o parcialmente, a tercero alguno.

En caso de que los Señores Gil ejerzan la Opción de Compra del Arrendamiento Financiero, y se conviertan en arrendadores puros con respecto a FCA sobre el Primer Terreno y el Edificio, en este acto los Señores Gil aceptan y reconocen que en ese momento FCA adquirirá el derecho de preferencia por el tanto cuando los Señores Gil enajenen el Primer Terreno y/o el Edificio, total o parcialmente, a tercero alguno. Lo anterior, en el entendido que este derecho de preferencia por el tanto no aplicará si los Señores Gil enajenan el Primer Terreno y/o el Edificio, total o parcialmente entre ellos o a alguna de sus Filiales.

Respecto del Segundo Terreno, FCA en este acto mantiene expresamente el derecho de preferencia por el tanto cuando los Señores Gil enajenen el Segundo Terreno, total o parcialmente, a tercero alguno. Lo anterior, en el entendido que este derecho de preferencia por el tanto no aplicará si los Señores Gil enajenan el Segundo Terreno, total o parcialmente entre ellos o a alguna de sus Filiales.”

Cláusula 9. Modificación a la Cláusula 20.1 del Contrato de Novación. Las partes acuerdan modificar la cláusula 20.1 del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dicha cláusula establezca lo siguiente:

“20.1 Fianza Solidaria. Simultáneamente con la firma del Primer Convenio, los Señores Gil, FCA y el Garante firmarán la modificación

FCA acknowledges that by virtue of the Financial Lease Agreement, the Gils shall have the right to purchase the First Plot and the Building, in co-ownership, at the end of the term of such agreement or when the parties agree upon the early termination of such agreement and once each and every obligation under such agreement has been fulfilled (the "Financial Lease Purchase Option").

As a result of the foregoing, FCA hereby expressly retains the right of first refusal, with respect to the First Plot and the Building, if the Gils do not exercise the Financial Lease Purchase Option and Fasemex transfer the First Plot and the Building and/or the Second Plot, respectively, in whole or in part, to a third party.

In the event that the Gils exercise the Financial Lease Purchase Option and become lessors of FCA with respect to the First Plot and the Building, the Gils hereby accept and acknowledge that in such time FCA will have the right of first refusal if the Gils transfer the First Plot and/or the Building, in whole or in part, to a third party. The foregoing, in the understanding that this right of first refusal will therefore not apply if the Gils transfer the First Plot and / or the Building, in whole or in part, between them or to any of their Affiliates.

With respect to the Second Plot, FCA hereby expressly retains the right of first refusal if the Gils transfer the Second Plot, in whole or in part, to a third party. The foregoing, in the understanding that this right of first refusal will therefore not apply if the Gils transfer the Second Plot, in whole or in part, between them or to any of their Affiliates.”

Clause 9. Amendment to Clause 20.1 of the Novation Agreement. The parties agree to a la Garantía para incluir a los Señores Gil como partes garantizadas, en los términos del instrumento que se adjunta al presente como Anexo “A” y que a partir de la firma del presente instrumento formara parte del Anexo “D” del Contrato de Novación. Dicha Garantía deberá ser exigible hasta la Fecha de Terminación.”

Cláusula 10. Modificación a la Cláusula 21.2 del Contrato de Novación, inciso (e). Las partes acuerdan modificar el inciso (e) de la cláusula 21.1. resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dichas cláusulas establezcan lo siguiente:

“21.2 Incumplimiento del Arrendatario. (…)

(e) Si el Arrendatario subarrienda la Propiedad Arrendada a terceros en contravención a lo establecido en el presente Contrato.”

Cláusula 11. Modificación a las Cláusulas 23.4 y 23.12 del Contrato de Novación. Las partes acuerdan modificar las cláusulas 23.4 y 23.12 del Contrato de Novación resaltando el texto agregado y/o modificado en negrillas, para efectos de que a partir de esta fecha dichas cláusulas establezcan lo siguiente:

“23.4 Notificaciones. Las partes señalan como sus respectivos domicilios convencionales para toda clase de avisos y notificaciones, incluyendo sin limitar interpelaciones judiciales y emplazamientos a juicio relacionados o derivados de este Contrato, mismas que solamente surtirán efectos si se efectúan en persona, por correo certificado con acuse de recibido o de manera fehaciente por conducto de un fedatario público o de la autoridad judicial competente, los siguientes:

Los Señores Gil:

Jesús Salvador Gil Benavides, Alejandro Gil Benavides y Salvador Gil Benavides

Carretera 57 Km 178

Castaños, Coahuila, 25780 México

FCA:

modify clause 20.1 of the Novation Agreement, highlighting in bold letters, the text added and/or modified, for the purposes that from this date such clause establish the following:

“20.1 Guarantee. Simultaneously with the execution of the First Amendment, the Gils, FCA and Guarantor shall sign the amendment to the Guaranty to include the Gils as guaranteed parties, in the terms of the document attached hereto as Exhibit “A” and that as of the execution of this First Amendment, it shall form part of Exhibit “D” of the Novation Agreement. This guarantee shall be enforceable up to the Termination Date.”

Clause 10. Amendment to Clause 21.2, section (e) of the Novation Agreement. The parties agree to modify section (e) of clause 21.2 of the Novation Agreement, highlighting in bold letters, the text added and/or modified, for the purposes that from this date such clauses establish the following:

“21.2 Defaults by Lessee. (…)

(e) If Lessee subleases the Leased Property to third parties, in contravention to the provisions of this Agreement.”

Clause 11. Amendment to Clauses 23.4 and 23.12 of the Novation Agreement. The parties agree to modify clauses 23.4 and 23.12 of the Novation Agreement, highlighting in bold letters, the text added and/or modified, for the purposes that from this date such clauses establish the following:

“23.4 Notices. The parties hereby provide as their conventional domicile for any kind of communications and notices, including but not limited to judicial inquiries and emplacements to trial related or under this Agreement, which shall only be binding if delivered in person, by certified mail return receipt requested, or evidenced by a “Fedatario Público” or competent judicial authority, the following:

FCA-Fasemex, S. de R.L. de C.V

Tepic 1100, Colonia California,

Castaños, Coahuila, México

Fasemex:

Fabricaciones y Servicios de México SA de CV.

Carretera 57 Km 178

Castaños, Coahuila, 25780 México

(…)

23.12 Lugar de Cumplimiento de Obligaciones. Las partes señalan como lugar de cumplimiento de las obligaciones pactadas en este Contrato, los domicilios convencionales mencionados en la cláusula 23.4; en el entendido que FCA deberá cumplir sus obligaciones en los domicilios de los Señores Gil y de Fasemex, los Señores Gil deberán cumplir sus obligaciones en los domicilios de FCA y de Fasemex y Fasemex deberá cumplir sus obligaciones en los domicilios de los Señores Gil y de FCA, sin necesidad de requerimiento o interpelación judicial.”

Cláusula 12. Apéndice 4.5 (b). Las partes acuerdan dejar sin efectos el apéndice 4.5 (b) del presente Contrato.

Cláusula 13. Disposiciones Generales.

13.1 Relación de las Partes. Salvo por lo dispuesto en el presente Primer Convenio las partes acuerdan que la relación entre las mismas continuará regida por las disposiciones del Contrato de Novación en todas sus partes.

13.2 No Novación. Las partes acuerdan que la celebración del presente Primer Convenio no significa Novación del Contrato de Novación.

13.3 Encabezados. Las partes convienen en que los encabezados contenidos en este Primer Convenio se insertan exclusivamente para referencia y no se considerarán como parte del

The Gils:

Jesús Salvador Gil Benavides, Alejandro Gil Benavides y Salvador Gil Benavides

Carretera 57 Km 178

Castaños, Coahuila, 25780 México

FCA:

FCA-Fasemex, S. de R.L. de C.V

Tepic 1100, Colonia California,

Castaños, Coahuila, México

Fasemex:

Fabricaciones y Servicios de México SA de CV.

Carretera 57 Km 178

Castaños, Coahuila, 25780 México

(…)

23.12 Place to Fulfill Obligations. The parties hereby designate as a place of fulfillment of the obligations agreed herein, the conventional addresses mentioned in clause 23.4; in the understanding that FCA shall fulfill its obligations at the address of the Gils and Fasemex, the Gils shall fulfill its obligations at the address of FCA and Fasemex and Fasemex shall fulfill its obligations in the address of the Gils and FCA, without request or judicial interpellation.”

Clause 12. Schedule 4.5 (b). The parties agree to cancel Schedule 4.5 (b) of this Agreement.

Clause 13. Miscellaneous.

13.1 Relationship of the Parties. Except as provided in this First Amendment, the parties hereby agree that the relationship between them shall continue to be governed by the provisions of the Novation Agreement in all its parts.

mismo ni se utilizarán para definir, interpretar o limitar el contenido del Contrato.

13.4 Ley Aplicable. Este Contrato estará sujeto y se regirá por la legislación federal mexicana, incluyendo sin limitar el Código Civil Federal.

13.5 Obligaciones de Fasemex. Nada de lo pactado en el presente instrumento libera al arrendador original (Fasemex) de sus obligaciones y se mantendrá como obligado solidario de los Señores Gil. Lo dispuesto en el presente instrumento no constituye liberación de reclamación alguna que exista a esta fecha en contra del Arrendador.

El presente Primer Convenio se firma el día 5 de noviembre de 2021, en la ciudad de Castaños, Coahuila.

13.2 No Novation. The parties hereby agree that the execution of this First Amendment shall not constitute a novation of the Novation Agreement.

13.3 Headings. The parties hereby agree that the headings contained herein are provided for convenience only and they shall not be deemed to be part, define, interpret or limit the content of the First Agreement.

13.4 Governing Law. This First Amendment shall be subject to and governed by the Mexican federal law, including the Federal Civil Code.

13.5 Fasemex Continuing Obligations. Nothing herein shall release original Lessor (Fasemex) from any obligations and it shall remain joint and severally liable with the Gils. Nothing herein shall constitute a waiver of any claims existing as of the date hereof against Lessor.

This First Amendment is executed on November 5, 2021, in the city of Castaños, Coahuila.

/s/ Alejandro Gil Benavides	/s/ Jesus Salvador Gil Benavides	/s/ Salvador Gil Benavides
ALEJANDRO GIL BENAVIDES	JESUS SALVADOR GIL BENAVIDES	SALVADOR GIL BENAVIDES

/s/ James R. Meyer
FCA FASEMEX, S. DE R.L. DE C.V. REPRESENTADA POR: JAMES R. MEYER

/s/ Alejandro Gil Benavides
FABRICACIONES Y SERVICIOS DE MEXICO, S.A. DE C.V. REPRESENTADA POR: ALEJANDRO GIL BENAVIDES

TESTIGOS:

/s/ Alberto Delgadillo Prado	/s/ Cinthia Eloísa Chacón Gutiérrez
Alberto Delgadillo Prado	Cinthia Eloísa Chacón Gutiérrez